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                                                                     EXHIBIT 99B

                             INFORMATION STATEMENT
                               -----------------

                         SPECIAL DIVIDEND CONSISTING OF
                       INDIRECT INTEREST IN MVP.COM STOCK
                               ------------------

WE ARE SENDING THIS INFORMATION STATEMENT TO ALL HOLDERS OF OUR COMMON STOCK TO PROVIDE INFORMATION ABOUT OUR DISTRIBUTION OF A SPECIAL, NON-CASH DIVIDEND THAT CONSISTS OF AN INDIRECT INTEREST IN A PORTION OF OUR STOCK OF MVP.COM, INC. IN PREPARATION FOR THIS SPECIAL DIVIDEND, WE RECENTLY TRANSFERRED OUR ENTIRE INTEREST IN MVP.COM (WHICH WE BELIEVE CURRENTLY REPRESENTS APPROXIMATELY 3% OF ITS FULLY DILUTED COMMON STOCK) TO A LIMITED LIABILITY COMPANY THAT WE FORMED FOR THE SPECIFIC PURPOSE OF HOLDING THAT INTEREST PENDING LIQUIDATION. THE NAME OF THAT NEW LIMITED LIABILITY COMPANY IS "JWG LIQUIDATING COMPANY LLC". IN EXCHANGE FOR OUR INTEREST IN MVP.COM, JWG LIQUIDATING COMPANY ISSUED TO US 11,400,000 OF ITS UNITS OF MEMBERSHIP INTEREST, WHICH REPRESENTS THE ENTIRE OWNERSHIP OF THAT LIMITED LIABILITY COMPANY. WE WILL DISTRIBUTE, AS A SPECIAL DIVIDEND, NO LESS THAN 75% OF THOSE UNITS TO PERSONS WHO HOLD SHARES OF OUR COMMON STOCK AS OF NOVEMBER 10, 2000, WHICH IS THE RECORD DATE FOR THE SPECIAL DIVIDEND.

    In the distribution of the special dividend, each shareholder will receive one unit for each share of our common stock owned on the record date. The distribution is deemed to be made, and will be effective for all purposes, as of the record date, although confirmation of the results of the distribution will be provided thereafter. YOU DO NOT NEED TO PAY ANY CONSIDERATION, OR SURRENDER OR EXCHANGE YOUR JWGENESIS COMMON STOCK, IN ORDER TO RECEIVE THE SPECIAL DIVIDEND.

    In reviewing this Information Statement, you should note the following:

    - You will receive the distribution of the units only if you own shares of our common stock at the close of business on the record date.

    - We currently expect the dividend to result in taxable income to our shareholders of $0.30 per share.

    - We will pay this dividend whether or not our planned merger with First Union is completed.

    - The units are restricted as to transfer, and are not and will not be listed for trading on any stock exchange or Nasdaq.

    - There is no public trading market for MVP.com stock. Accordingly, there are no market prices on which to estimate the value of the MVP.com stock we owned and transferred to JWG Liquidating Company, and the units may prove to have little or no value.

    - Holders of units will have very limited ability to influence the management of JWG Liquidating Company. In addition, JWG Liquidating Company and its managing members do not have, and will not be able to exercise, any control over the operations, strategies, plans, or other affairs of MVP.com.

    - WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND US A PROXY. YOUR VOTE IS NOT NECESSARY FOR THE SPECIAL DIVIDEND.

    - Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the distribution of units in JWG Liquidating Company, passed upon the fairness or merits of the distribution, or passed upon the accuracy or adequacy of any information contained in this Information Statement.

    The date of this Information Statement is October 25, 2000.
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                           FORWARD-LOOKING STATEMENTS

    This Information Statement contains statements that are not based on historical fact, including words such as "believes", "anticipates", "intends", "expects", and similar words. These statements constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause actual results, events, or developments to be materially different from any future results, events, or developments expressed or implied by such forward-looking statements. Given these uncertainties, you should not place undue reliance on such forward-looking statements. We disclaim any obligation to update any such factors or to announce publicly any revisions to any of the forward-looking statements contained in this Information Statement to reflect future results, events, or developments.

               LIMITED SOURCES OF INFORMATION ABOUT MVP.COM, INC.

    We were (and now JWG Liquidating Company is) a passive investor and small minority shareholder of MVP.com. Neither of us, nor any of our affiliates, controls MVP.com. Because MVP.com is a private company, it does not file reports with any governmental body regarding its business, financial condition, results of operations, or prospects. Accordingly, unless indicated otherwise, all of the information included or referenced in this Information Statement that relates to the business, operations, management, or strategy of MVP.com is based on sources of publicly-available information, including information available from MVP.com's website, http://www.mvp.com, and the limited amount of other materials made available to us by MVP.com. It is likely that these sources are not complete as to all information that you might wish to have or consider to be material about MVP.com and its business and prospects. Moreover, while we believe the information we derived from those sources and have included in this Information Statement is accurate, we have no ability to verify the accuracy of that information. Actual descriptions, practices, and results of MVP.com may vary from that described in this Information Statement, and such differing descriptions, practices, and results could be material. If any such material difference were adverse to MVP.com, it could adversely affect the value of its capital stock, which would adversely affect the value of the units in JWG Liquidating Company.

                               TABLE OF CONTENTS

                                                   PAGE
                                                 --------
THE SPECIAL DIVIDEND...........................       3
  General; What Shareholders Are Receiving.....       3
  Background and Reasons for the
    Distribution...............................       4
  The Merger Will Not Affect the
    Distribution...............................       5
  This Is Not a Proxy Solicitation.............       5
  Restrictions on Transfers of Units...........       5
  Possible Issuance of Additional Units to
    Others.....................................       5
  Interests of the Managing Members of JWG
    Liquidating Company........................       6
  No Shareholder Approval or Appraisal
    Rights.....................................       6
  Federal Income Tax Aspects...................       6
DESCRIPTION OF JWG LIQUIDATING COMPANY LLC.....      10
  Special Purpose and Limited Business.........      10
  Ownership of MVP.com Stock...................      11
  No Formal Valuation of Units or MVP.com
    Stock......................................      11
  Agreements with MVP.com......................      11
  Likely Inability to Prevent Percentage
    Dilution...................................      13
  Management and Authority of Managing
    Members....................................      13
  Limitation of Liability and Indemnification
    of Managing Members........................      14
  No Control Over the Operations of MVP.com....      14

                                                   PAGE
                                                 --------
DESCRIPTION OF MVP.COM, INC....................      16
  Sources of Information About MVP.com.........      16
  Background and General.......................      16
  Likelihood of Typical Risks and Challenges...      17
  Strategic Partners...........................      17
  Directors and Officers.......................      18
  Description of MVP.com's Capital Stock.......      21
  Security Interests of Record In MVP.com's
    Assets.....................................      23
OWNERSHIP OF UNITS BY CERTAIN PERSONS..........      24
DESCRIPTION OF UNITS...........................      25
  General......................................      25
  Limited Liability of Members and Other
    Holders of Units...........................      25
  Allocation of Profits and Losses;
    Distributions..............................      25
  Dissolution and Liquidation..................      25
  Voting.......................................      26
  Transfer Restrictions........................      27
  Non-Member Transferees.......................      27
  No Certificates..............................      27
WHERE YOU CAN FIND MORE INFORMATION............      28

    ANNEX A--JWG Liquidating Company LLC Amended and Restated Certificate of Formation

    ANNEX B--JWG Liquidating Company LLC Operating Agreement and Plan of Liquidation

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                              THE SPECIAL DIVIDEND

GENERAL; WHAT SHAREHOLDERS ARE RECEIVING

    We are paying a special, non-cash dividend to all holders of our common stock as of the close of business on November 10, 2000, which has been set as the record date for the distribution. The dividend consists of units of membership interest in JWG Liquidating Company LLC, which now owns the stock in MVP.com that we previously owned, and in the aggregate will constitute at least 75% of the total outstanding units of JWG Liquidating Company.

    For every share of our common stock you own on the record date, you will receive one unit of JWG Liquidating Company. We currently expect the dividend to result in taxable income to our shareholders of $0.30 per share. However, the actual amount of taxable income to our shareholders will be determined as of the record date for the distribution, and could be greater or less than our current $0.30 per share estimate. See "Federal Income Tax Aspects" on page 6 for additional information on the tax effects of the special dividend for shareholders.

    YOU ARE NOT REQUIRED TO PAY ANY CASH OR OTHER CONSIDERATION FOR, OR TO SURRENDER OR EXCHANGE SHARES OF OUR COMMON STOCK IN ORDER TO RECEIVE, UNITS OF JWG LIQUIDATING COMPANY AS A DIVIDEND IN THE DISTRIBUTION.

    As described in more detail under "Description of the Units" on page 24, units of membership interest in JWG Liquidating Company represent the equity ownership of it, and thus the right to participate in and realize any value produced by its assets. The units are analogous, as a matter of equity ownership, to shares of stock in a corporation. There is only one class of units in JWG Liquidating Company, and our shareholders receiving the special dividend will own at least 75% of them.

    Because the shares of MVP.com stock (and related contractual rights described below) that we transferred to JWG Liquidating Company are the only assets of JWG Liquidating Company (other than $150,000 of cash we also transferred to cover miscellaneous operating expenses), the current and any future value of the units is entirely dependent upon the business, operations and prospects of MVP.com. As a result, the units may prove to have little or no value. Moreover, as emphasized throughout this Information Statement, neither we nor JWG Liquidating Company, nor any of our affiliates, have or expect to have any control or influence over those matters.

    The units of JWG Liquidating Company will not be listed for trading on any exchange or Nasdaq, and will be subject to other significant transfer restrictions. If MVP.com later chooses to engage in a public offering, sells substantially all of its stock or assets, or otherwise approves a liquidating distribution by JWG Liquidating Company, the shares of MVP.com stock, or the consideration received for that stock in an acquisition transaction, would be distributed directly to the holders of the units pro-rata based on the number of units owned, or the shares would be sold and the resulting net proceeds so distributed. It is the intention of JWG Liquidating Company to effect a liquidating distribution as promptly as permitted under contractual agreements with MVP.com that currently restrict its ability to dispose of the MVP.com stock. In the meantime, holders of units may not be able to realize any cash or other value from the units, if any, for an extended period of time. In addition, although holders of units will have certain limited voting rights with respect to matters submitted to a vote of the members of JWG Liquidating Company, they will not have any voting rights with respect to matters submitted to the holders of stock of MVP.com.

    The distribution of the special dividend to each shareholder of record is deemed to be made, and will be effective for all purposes, as of the close of business on November 10, 2000, although confirmation of the results of the distribution may be provided thereafter. No certificates representing the units are proposed to be issued to holders of units, in light of the substantial restrictions imposed on the transfer of units, and so no delivery of a certificate or other instrument is necessary to establish a shareholder's ownership of units received in the distribution.

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BACKGROUND AND REASONS FOR THE DISTRIBUTION

    In November 1999, we acquired shares of Series A Preferred Stock of MVP.com. We also entered into an investor rights agreement that entitled us to purchase additional shares of preferred stock of MVP.com in connection with certain future sales of stock by it. In February 2000, we exercised that right and purchased additional shares of MVP.com preferred stock in order to lessen the percentage dilution of the MVP.com stock we already owned.

    As a result of those transactions, and after reflecting internal transactions, we held an aggregate of 1,236,379 shares of MVP.com's Series A Preferred Stock and 117,388 shares of MVP.com's Series C Preferred Stock, for an aggregate investment of $2.7 million. Both series of preferred stock are convertible into shares of MVP.com common stock on a one-for-one basis.

    From time to time, we have reviewed the potential effect on our shareholder value of a direct or indirect distribution to our shareholders of our interest in MVP.com. We were especially concerned about the potential adverse tax consequences to us and our shareholders if there were to be a significant increase in the value of the MVP.com stock while it was still held by us. If there were such an increase while we held the stock, then upon any subsequent distribution of the stock to our shareholders we would recognize, at the corporate level, a substantial taxable gain equal to any excess of the fair market value of the MVP.com stock at that time over our tax basis. Moreover, to the extent of our earnings and profits, our shareholders would recognize taxable dividend income equal to the fair market value of the MVP.com stock distributed. Depending upon the amount of any increase in the value of MVP.com stock distributed at that later date, this "double tax" could be an extremely high cost.

    We believed, therefore, that it would be beneficial to us and our shareholders to seek to avoid or reduce that "double tax" result by making a distribution of the MVP.com interest to our shareholders at the earliest occasion practicable.

    In April 2000, we began discussions with First Union Corporation concerning a possible business combination. In connection with our agreement dated
August 31, 2000 to merge with First Union, we agreed to distribute our interest in MVP.com prior to the consummation of the merger. Our board of directors, in voting to approve the merger, further determined that we should proceed with a distribution to our shareholders of the substantial part of our interest in MVP.com, whether or not the proposed merger with First Union is consummated.

    A direct distribution of our interest in MVP.com to our shareholders would require the approval of MVP.com pursuant to the investor rights agreement and other similar documents among JWGenesis, MVP.com, and several of MVP.com's investors. MVP.com would not grant such approval for several reasons, including the fact that a direct distribution to our public base of shareholders might cause MVP.com to become subject to the registration and other reporting requirements of the Securities Exchange Act of 1934 prior to the time that MVP.com chooses to become subject to those requirements. In order to avoid that problem and achieve the result we desired for our shareholders, we decided to form JWG Liquidating Company, transfer to it our interest in MVP.com in exchange for all its ownership interests, and distribute to our shareholders ownership interests in JWG Liquidating Company. We effected the exchange pursuant to the terms of a Stock Transfer Agreement, dated October 20, 2000, among us, our wholly owned subsidiary JWGenesis Financial Services, Inc. (in whose name our MVP.com stock had been issued), and JWG Liquidating Company. We received 11,400,000 units of membership interest in JWG Liquidating Company, constituting all of its outstanding membership interest. Of these units, we are distributing approximately 75% as a special dividend directly to our shareholders on the basis described above of one unit for each share of our common stock as of the close of business on the record date.

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THE MERGER WILL NOT AFFECT THE DISTRIBUTION

    On August 31, 2000, we entered into an agreement and plan of merger with First Union. If that agreement is approved by our shareholders, and the other conditions to closing are satisfied or waived, JWGenesis will become a wholly owned subsidiary of First Union, and our shareholders at the time the merger is completed will receive between $10 and $12 per share in cash. We expect that merger to be consummated in January 2001, although we can provide no assurance of whether or when it will occur. Regardless of whether the merger agreement is approved by our shareholders, and whether the merger is completed, we will proceed with distribution of approximately 75% of the units of JWG Liquidating Company in payment of the special dividend as described in this Information Statement.

THIS IS NOT A PROXY SOLICITATION

    THIS INFORMATION STATEMENT IS NOT A SOLICITATION OF A PROXY IN CONNECTION WITH ANY MEETING. PLEASE DO NOT SEND US A PROXY. Your vote is not necessary for the special dividend.

    We are scheduling a special meeting of our shareholders for them to consider and vote on the merger agreement we have signed with First Union. When we have scheduled the special meeting, we will provide notice about it, along with a proxy statement providing detailed information about the proposed merger, to solicit votes by our shareholders at that time for approval of the merger agreement.

RESTRICTIONS ON TRANSFERS OF UNITS

    The units received in the distribution will not be registered under the Securities Act of 1933, or the securities laws of any state. There will be no public or other market for the units, and the units will not be listed for trading on any exchange or Nasdaq. In addition, the Amended and Restated Certificate of Formation and the Operating Agreement and Plan of Liquidation of JWG Liquidating Company, which are its governing documents, impose substantial restrictions on the transfer of units. As a result, the units may not be resold or otherwise transferred unless the sale is registered under federal and applicable state securities laws, or an exemption from such registration is available, and unless the proposed transfer is permitted under the terms of those governing documents. Consequently, you might not be able to sell your units, or otherwise realize value from them, in the event of an emergency or for any other reason.

    These transfer restrictions are described in further detail under "Description of Units--Transfer Restrictions" on page 26, and in the Amended and Restated Certificate of Formation and Operating Agreement and Plan of Liquidation of JWG Liquidating Company, copies of which are attached as Annexes A and B, respectively. We encourage you to review carefully these documents in assessing the impact of the distribution.

POSSIBLE ISSUANCE OF ADDITIONAL UNITS TO OTHERS

    We have reserved the remaining membership units (approximately 2,800,000 units) of JWG Liquidating Company (approximately 25%) for possible issuance to holders of options and warrants for the purchase of our common stock, in order to obtain their consent to the cancellation of those securities (which cancellation is one of the conditions to First Union's completion of the merger), and to certain of our registered representatives in lieu of options that would otherwise be granted to them at the end of fiscal year 2000 under our Broker Stock Option Program. If the proposed merger with First Union is completed, any portion of that reserved amount that is not used for these purposes will be cancelled, which would result in a pro-rata increase in the percentage amount of units owned by the shareholders who receive the special dividend described in this Information Statement. This results automatically from there being less total units outstanding following such a cancellation. If the merger is not completed, we may retain the unused, reserved units for other corporate purposes, or they may be cancelled.

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    Under the terms of JWG Liquidating Company's Operating Agreement and Plan of
Liquidation, up to 600,000 additional units may be issued by it only upon the unanimous vote of its managing members, following its receipt of a written notice from JWGenesis that additional units are required by it to accomplish a corporate purpose that has been expressly approved by the outside members of JWGenesis' board of directors. Assuming no additional units are issued pursuant to that provision (and none is expected), the shareholders of JWGenesis as of the record date for the special dividend will own not less than 75% of the units, and their ownership may increase if any portion of the 25% amount reserved by us is not issued and is cancelled.

INTERESTS OF THE MANAGING MEMBERS OF JWG LIQUIDATING COMPANY

    The managing members of JWG Liquidating Company--who are Marshall T. Leeds, our Chairman, President and Chief Executive Officer, and Joel E. Marks, our Vice Chairman, Chief Operating Officer and Secretary--own and hold directly an aggregate of 214,512 and 107,317 shares of Series A Preferred Stock and 9,253 and 5,248 shares of Series C Preferred Stock, respectively, of MVP.com.

    As shareholders of JWGenesis, each of them will receive units in JWG Liquidating Company as a dividend on the same basis as our other shareholders. As of the date of this Information Statement, Messrs. Leeds and Marks are the beneficial owners of 1,163,171 and 532,473 shares of our common stock, respectively (not including shares covered by options to purchase common stock), and so would receive those respective numbers of units in the distribution of the dividend.

    We also expect that Messrs. Leeds and Marks will agree to the cancellation of their respective options to purchase JWGenesis stock, and as a result will receive units in JWG Liquidating Company, on the same terms as our other optionholders, in connection with the cancellation of their options. As of the date of this Information Statement, Messrs. Leeds and Marks hold options to acquire approximately 60,114 and 28,473 shares of our common stock, respectively, and so would receive those respective numbers of units in connection with the cancellation of their options. See "Ownership of Units by Certain Persons" on page 23.

NO SHAREHOLDER APPROVAL OR APPRAISAL RIGHTS

    No approval of our shareholders is required for the special dividend and its distribution. Additionally, you will have no right under Florida law to an appraisal of the value of your shares of JWGenesis stock in connection with the special dividend and its distribution.

FEDERAL INCOME TAX ASPECTS

    The following discussion summarizes the material United States federal income tax consequences of the distribution and ownership of units of JWG Liquidating Company that affect our shareholders who are U.S. Person. For this purpose, "U.S. Persons" are (i) United States citizens or residents,
(ii) domestic corporations, (iii) estates the that must include in gross income for United States' tax purposes income from sources outside the United States not effectively connected with a United States' trade or business, and
(iv) trusts the administration of which is primarily exercised by United States' courts and that have one or more U.S. Persons with the authority to control all substantial decisions thereof. This discussion does not address all of the aspects of federal income taxation that may be relevant to our shareholders. This discussion is based on current provisions of the Internal Revenue Code of 1986, temporary and proposed Treasury Regulations promulgated thereunder, and current administrative rulings and court decisions, all of which are subject to change. This discussion does not reflect either the special circumstances that might be relevant to a particular shareholder or the effect of the distribution under the tax laws of any state, local, or foreign jurisdiction.

    THE DISTRIBUTION OF UNITS

    We will recognize gain on the distribution to the extent of the excess, if any, of the fair market value of the JWG Liquidating Company units over the adjusted basis of our transferred interest in MVP.com.

    As a result of the distribution, each holder of shares of our common stock will be deemed to have received, to the extent of our current and accumulated earnings and profits, a taxable dividend includable in income in an amount equal to the value of JWG Liquidating Company units received in the distribution. Based on our estimate of the value of MVP.com as of the date that we transferred our interest to JWG Liquidating Company, we expect the dividend to result in taxable income to JWGenesis shareholders of $0.30 per share of JWGenesis stock. The final per share value will be determined as of the date of the distribution, and will depend upon the valuation of MVP.com as of such date. The fair market value of the units distributed to each non-corporate shareholder will be reported to such shareholder by way of an IRS Form 1099-DIV reflecting the value of the units.

    Any cancellation of the unused reserved units, as discussed elsewhere in this Information Statement, might result in income to the shareholders. While the matter is not free from doubt, such income likely would be treated as additional dividend income in an amount equal to the increase in value of a shareholder's units attributable to the cancellation.

    Our shareholders that are corporations generally will qualify for the 70% intercorporate dividends-received deduction, subject to satisfaction of the requisite minimum holding period (generally, our common stock must be held for at least 46 days within the 90 day period of time beginning 45 days before they become ex-dividend) and other applicable requirements. If the dividend is an "extraordinary dividend", a corporate shareholder generally will be required to reduce its basis in our common stock by the amount of the dividends-received deduction it was allowed. An "extraordinary dividend" with respect to common stock is one in which the amount of such dividend equals or exceeds 10% of the shareholder's adjusted basis in our common stock and in which the corporate shareholder had not held our common stock for more than two years as of September 1, 2000 (the date the distribution was first publicly announced).

    Our management anticipates that the value of the distributed units will not exceed our accumulated earnings and profits. However, if the value of the distributed units were to exceed our accumulated earnings and profits, the portion of the distribution to each shareholder that exceeds our accumulated earnings and profits would be treated as a return of capital to a recipient shareholder, and the adjusted basis for each recipient shareholder in its shares of our common stock would be reduced by an amount equal to such excess. To the extent that a distribution in excess of accumulated earnings and profits in turn exceeds a shareholder's basis in our common stock, the excess would be treated as capital gain. A shareholder would determine gain or loss separately for each block of our common stock (i.e., our common stock acquired at the same cost in a single transaction), and this gain would be short-term or long-term, depending on how long the shareholder has held the shares of our common stock.

    Each shareholder's basis in the units it receives will be equal to the fair market value of those units on the date of the distribution. Each shareholder's holding period for tax purposes under the Internal Revenue Code for the units received in the distribution will begin on the day after the date of the distribution.

    Payments to a shareholder in connection with the distribution may be subject to "backup withholding" at a rate of 31%, unless the shareholder (a) is a corporation, (b) qualifies within certain exempt categories, or (c) provides a correct taxpayer identification number to the payor, certifies as to no loss of exemption from backup withholding, and otherwise complies with the applicable requirements of the backup withholding rules. A shareholder who does not supply a correct taxpayer identification number may be subject to penalties imposed by the IRS. Any amount withheld as backup withholding does not constitute an additional tax and will be creditable against the shareholder's federal income tax liability, provided that the required information is supplied to the IRS.

    OWNERSHIP OF UNITS OF JWG LIQUIDATING COMPANY

    Treasury Regulations classify an unincorporated domestic entity such as a limited liability company as a partnership for federal income tax purposes, unless the entity affirmatively elects to be classified as a corporation for such purposes. Notwithstanding the general characterization, certain unincorporated entities that have interests publicly traded on an established securities market or a secondary market (or the substantial equivalent thereof) are characterized as corporations for U.S. federal income tax purposes. JWG Liquidating Company is a Delaware limited liability company, and does not intend to elect to be taxable as a corporation for federal income tax purposes. The units will not be traded on an established securities market or a secondary market or the substantial equivalent thereof; accordingly, JWG Liquidating Company should be classified as a partnership for federal income tax purposes.

    The portions of the remaining discussion that set forth certain federal income tax consequences of ownership of units of JWG Liquidating Company would not apply if JWG Liquidating Company was determined to be taxable as a corporation.

    JWG Liquidating Company will not be subject to federal income tax, and each unit holder will be taxed on its allocable share of JWG Liquidating Company's taxable income, if any, whether or not distributed to such unit holder. Thus, a unit holder's tax liability may exceed the cash distributed to it in a particular year. JWG Liquidating Company will generally allocate its taxable income and losses among the unit holders in proportion to their respective unit ownership. Generally, the characterization of an item as profit or loss will be the same for a unit holder as it is for JWG Liquidating Company. Because JWG Liquidating Company's activities will be limited to its investment in MVP.com, it will not be engaged in a trade or business, and deductions for expenses or losses incurred by JWG Liquidating Company might be subject to various limitations.

    If the net cash distributions to a unit holder from JWG Liquidating Company in any year exceed such unit holder's allocable share of JWG Liquidating Company's taxable income for that year, the excess generally will constitute a return of capital to such unit holder. A return of capital will not be reportable as taxable income by the recipient unit holder for federal income tax purposes, but it will reduce the tax basis of its units. If the tax basis of a unit holder's units is reduced to zero, any subsequent cash distributions to it will result in gain being recognized by a unit holder as if it had sold or exchanged its units.

    Generally, a distribution of marketable securities by JWG Liquidating Company to a unit holder would be treated for tax purposes as a distribution of money. Treasury Regulations provide, however, that a distribution of marketable securities will be treated as a distribution of property other than money under certain circumstances. A distribution of property other than money will not cause a holder of units to recognize gain or loss; and if distributed in liquidation of the unit holder's entire interest, the unit holder's basis in the distributed property will be equal to the unit holder's basis in its membership interest. The managing members of JWG Liquidating Company believe that shares of MVP.com distributed by JWG Liquidating Company will be treated as property other than money; however, it is possible that some or all of the marketable securities distributed by JWG Liquidating Company will not satisfy the requirements of the Treasury Regulations and will be treated as money for federal income tax purposes.

    Due to tax accounting complexities and the resulting substantial accounting expense, JWG Liquidating Company does not currently intend to elect under section 754 of the Internal Revenue Code to adjust the basis of its property in the case of a transfer of units.

    THE FOREGOING SUMMARY OF FEDERAL INCOME TAX ASPECTS IS NOT INTENDED TO BE A COMPLETE SUMMARY OF THE TAX CONSEQUENCES OF THE RECEIPT AND OWNERSHIP OF UNITS IN JWG LIQUIDATING COMPANY. THE MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES SET FORTH ABOVE MIGHT NOT BE APPLICABLE TO SHAREHOLDERS WHOSE SHARES OF OUR COMMON STOCK ARE NOT VESTED AND WERE OBTAINED THROUGH THE EXERCISE OF AN EMPLOYEE STOCK OPTION OR OTHERWISE AS COMPENSATION, WHO DO NOT HOLD THEIR SHARES AS CAPITAL ASSETS WITHIN THE MEANING OF SECTION 1221 OF THE INTERNAL REVENUE CODE, WHO ARE NOT U.S. PERSONS, OR WHO ARE OTHERWISE SUBJECT TO SPECIAL TREATMENT UNDER THE INTERNAL REVENUE CODE. EACH UNIT HOLDER IS ADVISED TO CONSULT WITH ITS OWN TAX ADVISORS CONCERNING THE TAX ASPECTS OF THE DISTRIBUTION AND OWNERSHIP OF UNITS, INCLUDING THE APPLICABILITY AND THE EFFECT OF FEDERAL, STATE, LOCAL, FOREIGN, AND OTHER TAX LAWS.

                   DESCRIPTION OF JWG LIQUIDATING COMPANY LLC

    JWG Liquidating Company LLC is a special purpose limited liability company organized under the laws of the State of Delaware on October 13, 2000. The principal business office of JWG Liquidating Company is located at 1117 Perimeter Center West, Suite 500E, Atlanta, Georgia 30338, and its telephone number at that location is (770) 399-8805. Copies of JWG Liquidating Company's Amended and Restated Certificate of Formation and Operating Agreement and Plan of Liquidation, which are its governing documents, are attached to this Information Statement as Annexes A and B, respectively. We encourage you to review these documents carefully, for they are the legal documents that will govern your rights with respect to the units. If there is any inconsistency between the language in this Information Statement regarding JWG Liquidating Company and the units and the language in the Amended and Restated Certificate of Formation and the Operating Agreement and Plan of Liquidation, the language in the Amended and Restated Certificate of Formation and the Operating Agreement and Plan of Liquidation will control.

SPECIAL PURPOSE AND LIMITED BUSINESS

    JWG Liquidating Company was organized for the following limited purpose:

    - to acquire our shares in MVP.com;

    - to hold, preserve, and ultimately dispose of those shares as expeditiously as permitted and practicable (whether by direct distribution if and when permitted, or by the distribution of the proceeds from a sale or sales thereof, to the holders of units);

    - to acquire and exercise all rights, privileges, and entitlements of, and perform all duties as, a shareholder of MVP.com, including any and all rights and obligations under the various agreements with MVP.com to which JWG Liquidation Company became a party as a result of our transfer to it of the MVP.com stock; and

    - to take all actions, necessary or advisable in the opinion of the managing members, to effectuate or facilitate the distribution by us of the units issued to us in exchange for the MVP.com stock.

    JWG Liquidating Company may engage in other activities incidental to this purpose as may be necessary or desirable, in the opinion of the managing members, to carry out this purpose. JWG Liquidating Company may not engage in any activities or business not incidental to or related to this purpose. Moreover, JWG Liquidating Company has no assets other than the MVP.com stock (and related contractual rights) and $150,000 in cash contributed to it by us to cover anticipated miscellaneous operating expenses.

    JWG Liquidating Company has no authority to require capital contributions from its members, and it has extremely limited authority to borrow or to acquire funding through other means. As a result, it has virtually no ability, even if it were not otherwise restricted from doing so, to engage in any business other than holding, preserving, and eventually distributing its existing assets.

    We believe that the $150,000 we contributed to JWG Liquidating Company will be sufficient to cover its foreseeable operating expenses, which include premiums for liability insurance. However, if that cash proves to be insufficient, JWG Liquidating Company could be required to sell (to the extent it is able to do so) some or all of its shares of MVP.com stock to cover its expenses. Accordingly, if JWG Liquidating Company's expenses are greater than our estimates, the value of the units of JWG Liquidating Company could be reduced.

    These restrictions mean that the entire value of JWG Liquidating Company to the holders of its units is dependent upon the ultimate value, if any, of the shares of MVP.com stock that it owns, and on the occurrence of an opportunity for that value to be realized and distributed to the unit holders.

OWNERSHIP OF MVP.COM STOCK

    JWG Liquidating Company owns 1,236,379 shares of Series A Preferred Stock and 117,388 shares of Series C Preferred Stock of MVP.com, which were acquired from us pursuant to the terms of the Stock Transfer Agreement by and among us, our wholly owned subsidiary JWGenesis Financial Services, Inc. (in whose name our MVP.com stock had been issued), and JWG Liquidating Company. According to the latest information provided to us by MVP.com, JWG Liquidating Company's shares of Series A and Series C Preferred Stock represent, on a fully-diluted, as-converted basis, an aggregate of approximately 3% of the common stock of MVP.com. That percentage would be diluted if MVP.com issues more stock in connection with future financings or other transactions.

    A summary of the terms of the classes of capital stock of MVP.com is provided under the heading "Description of MVP.com, Inc.-Description of MVP.com's Capital Stock" on page 20.

NO FORMAL VALUATION OF UNITS OR MVP.COM STOCK

    There is no public trading market for MVP.com stock. Accordingly, there are no market prices on which to estimate the value of the MVP.com stock we owned and transferred to JWG Liquidating Company. We have not engaged any person to perform a valuation of that MVP.com stock. Accordingly, we have no formal basis for a valuation of the units being distributed as a special dividend.

    At the time of transferring our MVP.com stock to JWG Liquidating Company, we carried the stock on our books for financial reporting purposes, consistent with generally accepted accounting principles, at an aggregate value of $3.5 million. On a fully diluted, as-converted basis, that would be equivalent to approximately $2.56 per common share of MVP.com, with JWG Liquidating Company owning an aggregate of 1,353,767 common shares. Our cost basis in the MVP.com stock, reflecting the prices we paid to acquire the stock in November 1999 and February 2000, is the equivalent of approximately $1.97 per common share of MVP.com. For purposes of estimating the amount of taxable income we expect to result from the distribution to our shareholders, we used the $2.56 per share of MVP.com common stock as carried on our books for financial reporting purposes.

    It has been reported that SportsLine.com, which is a major investor in MVP.com, is writing off a substantial portion of its investment in MVP.com (and certain of its other Internet investments) for purposes of SportsLine.com's financial statements. We do not know the circumstances or extent of that action by SportsLine.com with respect to its MVP.com investment, and we do not know whether (and if so, how) it relates to the intrinsic value of MVP.com presently, or the potential value for MVP.com's stock in the future. More generally, because of the extent of public curiosity about MVP.com (due in part to the high public profile of several of its participants), there are a number of recent accounts in the public media speculating as to the current status and prospects for MVP.com and its operations. See "Description of MVP.com, Inc.--Sources of Information about MVP.com" on page 16.

    Since no formal valuation of our interest in MVP.com has been made, the above information has limited, if any, relevance for an assessment by you of the current or future value of MVP.com stock, and thus of the units in JWG Liquidating Company. We have provided the above information in the interest of completeness, but we want to emphasize that you should not rely on it as a basis for assessing the value of the units.

AGREEMENTS WITH MVP.COM

    Under our Stock Transfer Agreement with JWG Liquidating Company, JWG Liquidating Company has acquired certain rights, and has agreed to be bound by the terms, conditions, and obligations under, each of three "investor agreements" with MVP.com and certain other parties, to which JWGenesis had been a party. These are an Amended and Restated Investor Rights Agreement; an Amended and Restated Right of First Refusal and Co-Sale Agreement; and an Amended and Restated Voting

Agreement. These investor agreements place restrictions on the MVP.com stock held by JWG Liquidating Company.

    AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

    Under the Amended and Restated Investor Rights Agreement, JWG Liquidating Company is restricted from transferring its shares of MVP.com stock unless
(a) the transfer is part of a disposition registered under the Securities Act of 1933, or (b) the transferor provides MVP.com with a detailed statement of the circumstances surrounding the transfer and (if requested by MVP.com) an opinion of counsel that the transfer is exempt from registration under the Securities Act, and the transferee becomes a party to the agreement.

    On the other hand, the agreement also entitles JWG Liquidating Company to certain demand and piggy-back registration rights with respect to its shares of MVP.com stock. In general, holders of a majority of MVP.com's preferred stock (and certain holders of its common stock) may, by written request, demand that MVP.com register their shares of common stock for sale in a public offering. In addition, if MVP.com chooses to engage in a public offering of its common stock, each holder of MVP.com's common stock that is a party to the agreement will be given the opportunity to include, subject to certain requirements and underwriting restrictions, all or part of its shares in the offering. The agreement also provides that all of its parties will agree to a "lock-up" period of 180 days following MVP.com's initial public offering, during which time they cannot transfer any of their shares of common stock. A party's registration rights will terminate if all of its MVP.com stock becomes eligible for sale under Rule 144 of the Securities Act of 1933 during any 90-day period, and all registration rights granted under the agreement terminate five years after the date of MVP.com's initial public offering.

    Under certain circumstances, the agreement also entitles JWG Liquidating Company to purchase additional securities of MVP.com when MVP.com proposes to issue additional equity securities. This right enables an MVP.com shareholder, if it is financially able, to lessen the dilutive effect of such transactions on its percentage ownership of MVP.com stock. While we were financially able to exercise that right on one occasion in February 2000, JWG Liquidating Company will have no funds with which to do so. Accordingly, its percentage ownership of MVP.com is likely to be reduced. This right to purchase additional equity securities of MVP.com will terminate upon the earlier of MVP.com's initial public offering or a change in control of MVP.com.

    AMENDED AND RESTATED RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT

    The Amended and Restated Right of First Refusal and Co-Sale Agreement permits JWG Liquidating Company to participate in sales of MVP.com stock by certain other MVP.com shareholders. If a party to this agreement proposes to transfer any shares of its MVP.com common stock to a third party, MVP.com and the other parties to the agreement must be given the option to purchase those shares. However, if the other parties to the agreement choose not to purchase those shares, then, upon notice from the selling shareholder, the other parties to the agreement must be allowed to participate, on a pro-rata basis, in the proposed sale of shares to such third party.

    Any proposed sale of MVP.com stock by JWG Liquidating Company would also be subject to the purchase and participation rights described above. Any sale of MVP.com stock in violation of these rights under the agreement entitles each non-violating party to a "put" option, by which they can force the violating party to purchase the number of shares that such non-violating party would have been entitled to sell had they been able to participate by exercise of rights under the agreement. If a majority of the non-violating parties to the agreement choose not to exercise their "put" option, they may declare the prohibited sale void, with the consent of MVP.com. The agreement will terminate upon the earlier of the initial public offering of MVP.com's common stock or a change in control of MVP.com.

    AMENDED AND RESTATED VOTING AGREEMENT

    The Amended and Restated Voting Agreement requires JWG Liquidating Company to vote its shares of MVP.com stock for the election of directors and on other matters in specified manners. Each party to the agreement must vote in accordance with the following provisions:

    - so long as at least 1,500,000 shares of MVP.com's Series A Preferred Stock remain outstanding, at each election of directors in which holders of Series A Preferred Stock, voting as a separate class, are entitled to elect directors of MVP.com, those holders must vote to elect one representative of such group to the board of directors of MVP.com;

    - so long as at least 4,400,000 shares of MVP.com's Series B Preferred Stock remain outstanding at each election of directors in which holders of Series B Preferred Stock, voting as a separate class, are entitled to elect directors of MVP.com, those holders must vote to elect one representative of Benchmark Capital Partners, L.P. and one representative of Galyan's Trading Company to the board of directors of MVP.com;

    - so long as at least 3,000,000 shares of MVP.com's Series D Preferred Stock remain outstanding, at each election of directors in which holders of Series D Preferred Stock, voting as a separate class, are entitled to elect directors of MVP.com, those holders must vote to elect one representative of SportsLine.com, Inc. to the board of directors of MVP.com; and

    - at each election of directors in which holders of MVP.com common stock and MVP.com preferred stock, voting together as a single class, are entitled to elect directors of MVP.com, the parties to the voting agreement must elect the chief executive officer of MVP.com, one representative of Endorphin Communications, LLC, and one person who is nominated to fill a vacancy in the board of directors (and is unanimously approved by the existing directors) to the board of directors of MVP.com.

    The agreement will terminate upon the earlier of an initial public offering of MVP.com's common stock; a change in control or sale of MVP.com; seven years from the date of the voting agreement; the date of the closing of the disposition of all or substantially all of the assets of MVP.com or a merger or consolidation in which the holders of MVP.com's outstanding voting stock immediately prior to such transaction own less than 50% of such securities immediately following such transaction; or the date on which the parties agree to terminate the agreement by written consent.

    JWG Liquidating Company, acting through its managing members, is the only person entitled to exercise the voting rights of its MVP.com stock. No individual holder of units will have any rights with respect to the voting of such stock.

LIKELY INABILITY TO PREVENT PERCENTAGE DILUTION

    The Amended and Restated Investor Rights Agreement discussed above entitles the parties thereto to quasi-preemptive rights to purchase shares of MVP.com stock in connection with certain proposed issuances of additional stock by MVP.com. If these rights are triggered, each party to the investor rights agreement is permitted to participate in the proposed issuance of shares. However, for a number of reasons, including its lack of cash now and in the future, and the difficulty of obtaining such funding while maintaining its status under the Investment Company Act of 1940, JWG Liquidating Company is not expected to be able to exercise these rights when and if they become available. If MVP.com sells additional securities, but JWG Liquidating Company is unable to exercise these rights, JWG Liquidating Company's ownership percentage interest in MVP.com stock will be diluted accordingly.

MANAGEMENT AND AUTHORITY OF MANAGING MEMBERS

    The business and affairs of JWG Liquidating Company are managed by its managing members. Subject to certain restrictions described in the Operating Agreement and Plan of Liquidation, the managing members have broad authority to manage JWG Liquidating Company within the parameters of its limited purpose. However, any proposed action by the managing members in respect of the MVP.com stock that is not otherwise permitted by the terms of the Operating Agreement and Plan of Liquidation requires the managing members to receive an opinion of legal counsel that the action will not cause JWG Liquidating Company to become an "investment company" under the Investment Company Act of 1940; or, if it is otherwise deemed to be an "investment company", would not violate any provision of that Act.

    The managing members may be removed only by an affirmative vote of members holding at least 90% of the outstanding units held by members at the time of the subject vote. However, the remaining managing member may appoint a successor to a managing member who resigns, becomes disabled, or is deceased. The managing members are Marshall T. Leeds and Joel E. Marks. Because Messrs. Leeds and Marks will own an aggregate of more than 10% of the outstanding units, they collectively will have the ability to prevent their removal as managing members. See "Ownership of Units by Certain Persons" on page 23. If both managing members have resigned, become disabled, or are deceased without a successor having been appointed, the principal legal counsel to JWG Liquidating Company as of that time would petition a court of competent jurisdiction to call a special meeting of the members, and the members would, by majority vote of the units held by members, elect a new managing member or members.

    MARSHALL T. LEEDS--Mr. Leeds, a co-founder in 1983 of our predecessor, is our Chairman, President, and Chief Executive Officer. Mr. Leeds is a past Chairman of Regional Investment Bankers Association, Inc., the country's largest association of independent broker-dealers involved in the underwriting of debt and equity securities, and he currently serves on the Independent Contractor Firm Committee of the Securities Industries Association.

    JOEL E. MARKS--Mr. Marks, the other co-founder of our predecessor, is our Vice Chairman, Chief Operating Officer, and Secretary. Mr. Marks is a Certified Public Accountant, and, prior to 1983, he was employed in various capacities in both the audit and tax departments of the international accounting and consulting firm of Deloitte & Touche LLP. From 1996 to 1998, Mr. Marks served as the Chairman of Regional Investment Bankers Association, Inc.

    The managing members will receive no salaries or compensation for their services.

LIMITATION OF LIABILITY AND INDEMNIFICATION OF MANAGING MEMBERS

    The Operating Agreement and Plan of Liquidation provides that a managing member will not be liable to JWG Liquidating Company or any holder of units for any losses arising out of any act or omission by him, provided that he performs his duties in good faith and in the best interests of JWG Liquidating Company, and with the exercise of reasonable care. Further, the Operating Agreement and Plan of Liquidation provides that, to the fullest extent permitted under Delaware law, JWG Liquidating Company will indemnify the managing members for any liabilities, costs, or expenses incurred in their capacities as managing members. Such indemnification will not be available for an act or omission that is the result of intentional misconduct, knowing violation of law, gross negligence, or a transaction for which a managing member received an improper material personal benefit.

    JWG Liquidating Company intends to acquire liability insurance to provide coverage with respect to its indemnification obligations to its managing members. However, if such coverage is not available on acceptable terms or does not cover all of those obligations, and JWG Liquidating Company otherwise does not have sufficient cash to satisfy those obligations, it could be required to sell (to the extent it is able to do so) shares of its MVP.com stock to satisfy its indemnification obligations to the managing members.

NO CONTROL OVER THE OPERATIONS OF MVP.COM.

    We cannot overstate or overemphasize that JWG Liquidating Company and its managing members do not have, and will not be able to exercise, any control over the operations, strategies, plans, or other affairs of MVP.com. Such control will be exercised by the management, directors, and major shareholders of MVP.com. JWG Liquidating Company and its managing members will not be able to influence the decisions made by MVP.com beyond the exercise of JWG Liquidating Company's ability to vote its small minority stock ownership with respect to matters submitted to a vote of MVP.com shareholders, subject to the terms of the Amended and Restated Voting Agreement. Holders of units will not themselves have voting rights with respect to shares of MVP.com stock. The management, directors, and majority shareholders of MVP.com may take certain actions to influence the affairs and policies of MVP.com that could lead to the reduction (or the complete elimination) of the value of the securities of MVP.com, and consequently the value of your units.

    We, of course, had confidence in the ability of MVP.com's management and controlling persons when we made our investment in MVP.com's stock in November 1999 and February 2000. Because we have had only limited access to specific information about MVP.com's operations and progress since that time, we simply are unable to provide assurances about current operations of or prospects for MVP.com's business.

                          DESCRIPTION OF MVP.COM, INC.

    MVP.COM IS A PRIVATELY-HELD COMPANY, OF WHICH WE WERE, AND JWG LIQUIDATING COMPANY NOW IS, A SMALL MINORITY SHAREHOLDER. NEITHER WE NOR JWG LIQUIDATING COMPANY HAVE ANY CONTROL OVER MVP.COM, NOR DO WE HAVE ACCESS TO ANY INFORMATION CONCERNING MVP.COM BEYOND THAT WHICH MVP.COM CHOOSES TO PROVIDE TO US OR TO MAKE PUBLIC. ACCORDINGLY, THE DESCRIPTIONS OF MVP.COM, ITS CAPITAL STOCK, ITS MANAGEMENT, AND OTHER MATTERS CONTAINED IN THIS INFORMATION STATEMENT ARE BASED SOLELY ON SOURCES OF PUBLICLY-AVAILABLE INFORMATION--INCLUDING INFORMATION ON MVP.COM'S WEBSITE, HTTP://WWW.MVP.COM--AND LIMITED ADDITIONAL INFORMATION AVAILABLE TO US AND JWG LIQUIDATING COMPANY PURSUANT TO OUR STATUS AS A MINORITY SHAREHOLDER OF MVP.COM. WITHOUT THE COOPERATION OF MVP.COM, WE HAVE NO WAY OF VERIFYING THE ACCURACY OF THIS INFORMATION. ACTUAL DESCRIPTIONS, PRACTICES, AND RESULTS OF MVP.COM MAY VARY FROM THAT DESCRIBED IN THIS INFORMATION STATEMENT, AND SUCH DIFFERING DESCRIPTIONS, PRACTICES, AND RESULTS COULD BE MATERIAL. IF ANY SUCH MATERIAL DIFFERENCE WERE ADVERSE TO MVP.COM, IT COULD ADVERSELY AFFECT THE VALUE OF ITS CAPITAL STOCK, WHICH WOULD ADVERSELY AFFECT THE VALUE OF UNITS IN JWG LIQUIDATING COMPANY.

SOURCES OF INFORMATION ABOUT MVP.COM

    As indicated above, we are unable and therefore have not undertaken to verify the accuracy of information about MVP.com's business operations and plans publicly available on its website or elsewhere. For the same reason, we also have not undertaken to procure and analyze all possible information about MVP.com that may exist in the public domain, such as in newspaper and magazine articles. Because of the high public profile of several persons who are involved with MVP.com, a number of such articles and other accounts about MVP.com and its business have been published. Historically, such sources sometimes contain inaccurate or incomplete accounts of important facts and circumstances. We have included in this Information Statement only information concerning MVP.com from MVP.com's website, and information which we believe to be credible (although, as we said above, we can provide you no assurance in that regard).

    You may feel differently about the quality and integrity of information that can be derived from sources in the public domain. In that event, you are free to access any such source that may be available to you, many of which are available on the Internet. We encourage you to consider with caution any and all such information you might obtain, whether it is positive or negative about MVP.com, its business, its plans or its prospects.

BACKGROUND AND GENERAL

    MVP.com is a privately-held, Delaware corporation that was formed in October 1999. MVP.com is a retail source for sports, fitness, and outdoor equipment and apparel on the Internet. Through its advisory board (which includes successful athletes and sport figures from a wide range of athletic activities), MVP.com also provides perspectives on athletic training and performance, and information on the products it offers. As of July 2000, MVP.com's product offering totaled approximately 50,000 products and 500 different brands. MVP.com's products and services are available at its website http://www.mvp.com. MVP.com's principal executive offices are located at 111 East Wacker Drive, Suite 600, Chicago, Illinois 60601, and its telephone number at that address is (312) 596-4444.

    In July 1999, we formed a 50/50 joint venture with former NFL quarterback John Elway and his affiliates to establish an online vertical portal to focus on lifestyle enhancements, finances, sports, and fitness, using as our vehicle a Florida corporation with the name "MVP.com, Inc." In November 1999, prior to any operational launch of our joint venture using that name, JWGenesis and Mr. Elway entered into a series of transactions, led by Benchmark Capital Partners III, L.P., which resulted in the sale by us of the "MVP.com" name to the Benchmark Capital-led group; their formation of the current MVP.com as a Delaware corporation; and the addition of several new participants in the venture. These new participants included Benchmark Capital, Freeman Spogli & Co., former NBA star Michael

Jordan, former NHL star Wayne Gretzky, Galyan's Trading Company, SportsLine.com, and CBS Corporation.

    As a result of the November 1999 series of transactions that led to the current MVP.com, we became a minority shareholder and withdrew from any active role in the management or operations of MVP.com.

LIKELIHOOD OF TYPICAL RISKS AND CHALLENGES

    Notwithstanding its accomplishments and development over the past year under the leadership established by Benchmark Capital, we suspect that MVP.com faces many risks typically associated with new businesses. Additionally, we believe MVP.com faces many risks typically associated with Internet-based companies, such as:

    - developmental stage operating losses and cash flow pressures;

    - dependence upon the Internet as a viable commercial medium;

    - the need to maintain and develop network infrastructure to meet demand;

    - capacity constraints;

    - the need to adapt to evolving technologies;

    - network system failures and security breaches;

    - domain name and trademark infringement litigation;

    - credit card fraud; and

    - acceptance by consumers of the MVP.com concept.

    We do not know whether--and if so, how well--MVP.com has addressed and managed these and other possible risks and challenges of its business. Moreover, market prices of securities of Internet-related companies recently have been particularly volatile, and in many instances, current market prices of Internet-related companies are significantly lower than previous levels. These circumstances have made it more difficult for such companies to secure additional financing to cover potential operating losses and cashflow pressures. If MVP.com fails to develop as a successful business, develops more slowly than expected, fails to secure any necessary financing on favorable terms, or is significantly impacted by adverse Internet-related company market trends, the value of its securities, and consequently of your units in JWG Liquidating Company, would be materially compromised, and the units may prove to have no realizable value at all.

STRATEGIC PARTNERS

    MVP.com's strategic partners include Galyan's Trading Co., SportsLine.com and CBS Corporation. In addition, MVP.com owns and operates specialty sites igogolf.com and tennisdirect.com, and operates Internet retail sites for Faceoff.com, SportsLine.com, majorleaguebaseball.com, and pgatour.com.

    GALYAN'S--Late in 1999, MVP.com partnered with Galyan's Trading Co. for Galyan's to become an exclusive retail provider of sporting goods for MVP.com. Galyan's, a retail sporting goods store, was originally founded in 1946 and sold to The Limited Inc. in 1995. Recently, Freeman Spogli & Co. purchased a
$190 million equity interest in Galyan's. Freeman Spogli is also a shareholder in MVP.com.

    CBS AND SPORTSLINE.COM--Early in 2000, MVP.com purchased the e-commerce business of SportsLine.com, Inc., in exchange for $120 million in cash, payable over 10 years. SportsLine.com also received an equity stake in MVP.com. SportsLine.com is a provider of multimedia sports information, entertainment, and merchandise over the Internet. In addition, MVP.com entered into an advertising alliance with CBS Corporation. The alliance provides MVP.com with $85 million in advertising and promotional considerations.

DIRECTORS AND OFFICERS

    The following list of directors and officers, and their respective biographies, are based on information provided on MVP.com's website as of October 20, 2000.

                      NAME                                     POSITION(S) WITH MVP.COM
                      ----                                     ------------------------
John Elway......................................  Chairman of the Board
John H. Costello................................  Director, President and Chief Executive Officer
Michael Jordan..................................  Director
Wayne Gretzky...................................  Director
David Bierne....................................  Director
Brent Hill......................................  Director, Vice President and General Manager, Golf
Ron Spogli......................................  Director
Michael Levy....................................  Director
Steve Lawrence..................................  Vice President, General Counsel and Secretary
Tom Cox.........................................  Chief Financial Officer
Michael Beckerman...............................  Vice President, Marketing and International
Mark Bryant.....................................  Vice President, Business Development and Sales
Ian Drury.......................................  Vice President, Chief Technology Officer
Stuart Feddersen................................  Vice President, Technology Integration and
                                                  Operations
Andrew Ferraro..................................  Vice President, Fulfillment and Customer Support
Matt Powell.....................................  Vice President, General Merchandise Manager
Geoff Robertson.................................  Vice President, Application Development
David Secunda...................................  Vice President, General Manager, Outdoors

    JOHN ELWAY--Mr. Elway played 16 years in the National Football League as the quarterback of the Denver Broncos, during which time he received numerous awards, including Most Valuable Player in Super Bowl XXXIII. Mr. Elway founded the Elway Automotive Group, an automobile franchise, created the John Elway Foundation to benefit non-profit organizations, and founded the John Elway Drive for Education Scholarship Fund to raise awareness of educational issues.
Mr. Elway received a degree in economics from Stanford University.

    JOHN H. COSTELLO--Mr. Costello was named president and chief executive officer of MVP.com in October 1999, following a 25-year career in consumer products, information services and retailing. Prior to joining MVP.com, Mr. Costello was president of AutoNation Inc., an automotive retailing and rental car company. From 1993 to 1998, Mr. Costello served as senior executive vice president of Sears, Roebuck & Co., where he was responsible for the company's marketing, public affairs, customer information, catalog, and direct response operations. While with Sears, Mr. Costello also launched Sears internet and e-commerce initiatives. Mr. Costello was a member of the Sears Executive Committee, and served on the board of directors of Sears Canada, Inc. in Toronto, Canada.

    MICHAEL JORDAN--Michael Jordan retired from the National Basketball Association at the end of the 1997-98 season, following a 13-year professional career. During his 13 years in the NBA, Mr. Jordan received numerous awards, including being voted the Most Valuable Player in all six NBA Finals in which he appeared. Mr. Jordan serves as a spokesperson for several consumer products companies, and has his own clothing and cologne brands. In addition, Mr. Jordan has starred in the movie SPACE JAM, and has co-authored two books, RARE AIR and FOR THE LOVE OF THE GAME. Mr. Jordan received his undergraduate degree from the University of North Carolina.

    WAYNE GRETZKY--Wayne Gretzky retired from the National Hockey League at the end of the 1998-99 season, following a 20-year professional career. During his 20 years in the NHL, Mr. Gretzky received numerous awards, including being voted the NHL's Most Valuable Player nine times, and being named the Canadian male athlete of the century in the Canadian Press/Broadcast News survey of newspaper sports editors and broadcasters.

    DAVID BEIRNE--Mr. Beirne has been a general partner with Benchmark Capital Group since May 1997. Prior to joining Benchmark, Mr. Beirne founded Ramsey/Beirne Associates, a leading executive search firm specializing in senior management for information technology companies. Mr. Beirne is a director of 1-800-Flowers (www.1800flowers.com), ENS, ePhysician (www.ephysician.com), Kana Communications (www.kana.com), Living.com (www.living.com), PlanetRX (www.planetrx.com), Scient (www.scient.com), TradeOut (www.tradeout.com) and Webvan (www.webvan.com). He continues to serve as chairman of Ramsey/Beirne Associates.

    BRENT HILL--Mr. Hill co-founded BigEdge.com, a sporting goods retailer that merged with MVP.com in November 1999. Mr. Hill has ten years of software development and project management experience from his career at Andersen Consulting, where he was a Senior Manager in that company's Technology practice. He specialized in Customer Relationship Management for clients in the communications industry, and was a member of the Internet Community of Practice. Mr. Hill received a B.S. degree in Finance from Bradley University and an MBA from the University of Chicago, with concentrations in Strategy and Entrepreneurship.

    RON SPOGLI--Mr. Spogli is a founding partner of Freeman Spogli & Co., which was formed in 1983. Mr. Spogli is a director of several companies in the retail and direct marketing industries, including AFC Enterprises, Inc., Century Maintenance Supply, Inc., Galyan's Trading Company, and Medical Arts Press.
Mr. Spogli has a Bachelor of Arts degree in history from Stanford University and a Masters of Business Administration from Harvard University.

    MICHAEL LEVY--Mr. Levy has served as the President, Chief Executive Officer and Chairman of the Board of Directors of Sportsline.com since its inception in February 1994. From 1979 through March 1993, Mr. Levy served as President, Chief Executive Officer and as a director of Lexicon Corporation, a high technology company specializing in data communications and signal processing technology. From January 1988 to June 1993, Mr. Levy also served as Chairman of the Board and Chief Executive Officer of Sports-Tech International, Inc., a company engaged in the development, acquisition, integration and sale of computer software, equipment and computer-aided video systems used by professional collegiate and high school sports programs. Mr. Levy serves as a member of the board of directors of iVillage, Inc. (www.ivillage.com).

    STEVE LAWRENCE--Mr. Lawrence joined MVP.com in May 2000. Mr. Lawrence has worked for major national law firms, and has represented corporations, banks, and Internet and media companies. Prior to joining MVP.com, Mr. Lawrence was partner at the Ross & Hardies law firm in Chicago, Illinois, where he managed a variety of corporate and transactional practices, including stock purchases and sales and tax-exempt bond offerings.

    TOM COX--Mr. Cox has over 20 years of senior level financial and administrative experience managing complex finance functions across multiple domestic and international business units. From 1994 to 1999, Mr. Cox served as the Chief Financial Officer of Field Container Company, L.P., and from 1979 to 1994, he held various executive positions with Federal Paperboard
Company, Inc., including Vice President, Treasurer and Corporate Controller.

    MICHAEL BECKERMAN--Mr. Beckerman joined MVP.com in February 2000 as Vice President, International, and became Vice President, Marketing and International in June 2000, responsible for the strategic marketing direction of MVP.com, including advertising, promotion, direct marketing, event marketing and public relations. He also oversees MVP.com's international strategy. Prior to joining

MVP.com, Mr. Beckerman was Vice President, Marketing at Canadian Airlines. From 1986 to 1993, Mr. Beckerman undertook a number of international assignments with Nike, Inc., where he was based in Canada, Hong Kong, Germany and The Netherlands. From 1997 to 1998, Mr. Beckerman managed Nike's retail marketing and supported Nike's retail operations in Chicago, Illinois.

    MARK BRYANT--Mr. Bryant joined MVP.com in 1999 as its Vice President, Merchandising and became Vice President, Business Development & Sales in 2000. Mr. Bryant is responsible for identifying and implementing revenue opportunities and initiatives as well as developing strategic partnerships and acquisitions. Before joining MVP.com, Mr. Bryant served in the Global Retail practice at Andersen Consulting, with a specialty in procurement and merchandise optimization. Mr. Bryant also was involved in the go-to-market strategies for Andersen Consulting in the areas of market optimization and category management.

    IAN DRURY--Mr. Drury co-founded BigEdge.com, an online sporting goods retailer that merged with MVP.com in November 1999. Before founding BigEdge.com, Mr. Drury was an Associate Partner in the Technology practice at Andersen Consulting, specializing in electronic commerce. Mr. Drury created and had profit/loss responsibility for the Internet & Data Services practice in Andersen Consulting's Communications Industry practice. Mr. Drury received a B.S. in Engineering from the University of Illinois.

    STUART FEDDERSEN--Mr. Feddersen has extensive experience in the operation and deployment of Internet services. Prior to joining MVP.com, he was a manager in the e-commerce & technology practice at Andersen Consulting, where he consulted on projects for internet service providers. Mr. Feddersen's experience includes design and implementation of web applications, TCP/IP networks, network services (e-mail, authentication, web hosting), and billing/customer support. Mr. Feddersen received a B.S. degree in Finance from the University of Illinois at Urbana Champaign.

    ANDREW FERRARO--Mr. Ferraro came to MVP.com with over 24 years of direct marketing, retail and e-commerce operations experience with such companies as Banana Republic and The Metropolitan Museum of Art. Mr. Ferraro has managed numerous startup operations, and his background includes domestic and international fulfillment/logistics experience. Mr. Ferraro received a B.A. in Business Administration from William Paterson University, and has spoken at the National Conference for Operations and Fulfillment, the Direct Marketing Association Conference and numerous fulfillment operations forums.

    MATT POWELL--Mr. Powell has over 25 years of retail experience in department, big box and specialty stores. Mr. Powell was managing principal of the sporting goods sector for Renaissance Partners, a full service retail consulting firm. Prior to his employment with Renaissance Partners, he was Vice President, Merchandising and Planning at Modell's Sporting Goods; Vice President, Merchandising and Marketing at Sneaker Stadium; and Vice President, Merchandising, at Sportmart. Mr. Powell began his career at Jordan Marsh in Boston, where he held various merchandising and store operation positions, last serving as Senior Vice President, Regional Director of Stores. Mr. Powell graduated with Honors from Colby College.

    GEOFF ROBERTSON--Mr. Robertson has an extensive background in the design, development, and deployment of secure, Internet e-commerce applications. Before joining MVP.com, Mr. Robertson was a manager in the Internet Center of Excellence, a group within the e-commerce and technology practices of Andersen Consulting. Mr. Robertson has several years of software development experience, and for seven years has specialized in the development of database-driven Internet e-commerce applications. Mr. Robertson received a B.S. degree in Management Information Systems from the University of Notre Dame.

    DAVID SECUNDA--Mr. Secunda is responsible for the outdoor and recreation category at MVP.com, specifically managing PlanetOutdoors.com, the online specialty retailer of outdoor recreation apparel, equipment and footwear, which was acquired by MVP.com in August 2000. Until that acquisition, Mr. Secunda served as President and Chief Executive Officer of PlanetOutdoors.com. From 1992 to 1999, Mr. Secunda served as the executive director of the Outdoor Recreation Coalition of America (ORCA), the world's largest outdoor industry trade association. In 1994, he founded the National Summit on Outdoor Recreation, a national policy forum focusing on human-powered outdoor recreation issues.

DESCRIPTION OF MVP.COM'S CAPITAL STOCK

    MVP.com's certificate of incorporation authorizes the issuance of up to 49,015,237 shares of common stock, $0.001 par value per share, and 31,015,237 shares of preferred stock, having such rights as MVP.com's board of directors may determine from time-to-time. Of the authorized shares of MVP.com's preferred stock, 3,281,250 shares are designated as its Series A Preferred Stock, 13,700,000 shares are designated as its Series B Preferred Stock, 7,033,987 shares are designated as its Series C Preferred Stock, and 7,000,000 shares are designated as its Series D Preferred Stock.

    The following summary of MVP.com's capital stock does not purport to be complete, and is qualified in its entirety by reference to its certificate of incorporation, as amended and restated, its bylaws, and applicable provisions of the Delaware General Corporation Law.

    COMMON STOCK

    Holders of MVP.com's common stock are entitled to one vote per share on any issue submitted to a vote of the shareholders, other than matters that are submitted to a vote of the holders of its preferred stock as a separate group, and do not have cumulative voting rights in the election of directors. All shares of MVP.com's common stock are entitled, subject to the senior rights of holders of MVP.com's preferred stock, to share equally in such dividends as its board of directors may declare. Upon the dissolution, liquidation, or winding up of MVP.com, holders of its common stock are entitled to receive, on a ratable basis, after payment or provision for payment of all debts and liabilities of MVP.com and any preferential amount due with respect to outstanding shares of its preferred stock, all assets of MVP.com available for distribution. Holders of shares of common stock of MVP.com do not have preemptive rights.

    PREFERRED STOCK

    The holders of MVP.com's preferred stock are entitled to receive, when and as declared by MVP.com's board of directors, cash dividends at the rate of 8% per annum calculated on the original issue price of such stock. The original issue price per share is $0.335 for the Series A Preferred, $1.00 for the Series B Preferred, $16.18 for the Series C Preferred, and $28.05 for the Series D Preferred. Each of the foregoing original issue prices is subject to adjustment for stock dividends, combinations, splits, recapitalizations, and similar events. Except in limited circumstances, MVP.com is prohibited from paying any dividends on its shares that are junior in preference to the shares of its preferred stock, until all dividends on its preferred stock have either been paid to the holders thereof or declared and set apart.

    The holders of MVP.com's preferred stock are entitled to vote equally with the holders of its common stock on an as-converted basis for all matters submitted to a general vote of MVP.com's shareholders. The approval of a majority of the holders of MVP.com's preferred stock, voting together as a separate group, is required to effect or validate the following actions:

    - any change to MVP.com's certificate of incorporation that adversely alters or changes the voting powers, preferences, or other special rights, privileges, or restrictions of its preferred stock;

    - any increase or decrease in the authorized number of its preferred stock;

    - any authorization or designation of any new MVP.com securities that rank on a parity with or senior to its existing preferred stock;

    - any redemption, repurchase, payment of dividends, or other distribution to any shares that rank junior to its preferred stock (except to exercise MVP.com's right of first refusal or repurchase rights for its shares held by certain of its employees that terminate their services to MVP.com);

    - any agreement by MVP.com or its shareholders regarding a consolidation, merger, or other corporate reorganization that results in MVP.com's shareholders immediately prior to such transaction holding less than 50% of the voting power of the resulting entity after the transaction, or a sale of all or substantially all of the assets of MVP.com;

    - any action that results in the payment or declaration of a dividend on any of the shares of MVP.com's common stock; and

    - any increase or decrease in the authorized number of members of its board of directors.

    With respect to the election of MVP.com's board of directors, the holders of its Series A Preferred Stock, voting as a separate class, are entitled to elect one member (so long as at least 1,500,000 shares of the Series A Preferred Stock remain outstanding); the holders of its Series B Preferred Stock, voting as a separate class, are entitled to elect two members (so long as at least 4,400,000 shares of the Series B Preferred Stock remain outstanding); the holders of its Series D Preferred Stock, voting as a separate class, are entitled to elect one member (so long as at least 3,000,000 shares of the Series D Preferred Stock remain outstanding); and the holders of all of its common stock and preferred stock, voting together as a single class, are entitled to elect all remaining members. Each of the foregoing share amounts is subject to adjustment for stock dividends, combinations, splits, recapitalizations, and similar events.

    Upon the liquidation, dissolution, or winding up of MVP.com, the holders of its preferred stock are entitled to receive an amount per share equal to the original issue price per share, plus all declared and unpaid dividends for each share they hold, before any amounts may be distributed or paid to the holders of any MVP.com securities that are junior to its preferred stock. After the holders have received all of the amounts described in the preceding sentence, any remaining assets of MVP.com available for distribution will be distributed to the holders of its common stock pro rata.

    Shares of MVP.com's preferred stock are convertible into shares of its common stock at any time at the option of the holders thereof. The shares of MVP.com's preferred stock will automatically be converted into shares of its common stock immediately upon the closing of an underwritten public offering of MVP.com's common stock that results in gross cash proceeds to MVP.com of at least $30,000,000. Each of the preferred shares is initially convertible at a 1-for-1 conversion ratio. The conversion ratio is subject to adjustment for stock dividends, combinations, splits, recapitalizations, and similar events.

    Based on the conversion provisions of these series of preferred stock and on the latest information provided to us by MVP.com, we believe that the MVP.com stock owned by JWG Liquidating Company is equivalent to approximately 3% of the fully diluted, as-converted common stock of MVP.com.

    To date, MVP.com has not distributed any dividends to its shareholders, and both we and JWG Liquidating Company do not know of any plans by MVP.com to do so in the future.

SECURITY INTERESTS OF RECORD IN MVP.COM'S ASSETS

    At least four creditors of MVP.com have filed financing statements securing their interest in certain of MVP.com's assets, including its accounts receivable, inventory, and equipment. These statements provide those creditors with a priority right on those assets senior to the rights of MVP.com's shareholders. If MVP.com were to default on the underlying obligations and those creditors were to exercise their right to foreclose on the covered assets of MVP.com, it could cause the value of MVP.com, and therefore of units in JWG Liquidating Company, to be reduced, and the reduction could be substantial. On the other hand, we do not know the amounts of the underlying obligations, or the terms for their payment, and thus we do not know if there is any practical risk of such a default or whether it would be material in any event.

                     OWNERSHIP OF UNITS BY CERTAIN PERSONS

    The following table presents information regarding the anticipated beneficial ownership of units, following the special dividend, by each person anticipated by JWGenesis to own beneficially 5% or more of the units, and by each managing member of JWG Liquidating Company. The information in the table is based upon the actual holdings of JWGenesis common stock as of October 1, 2000, and assumes, solely for illustrative purposes, that the special dividend was paid as of such date, so as to inform you of what the beneficial ownership of units of JWG Liquidating Company would have been at that time. Actual ownership on the November 10, 2000 record date for the special dividend may vary from that shown in the table.

    In determining the percent of units owned, we have also assumed that all of the approximately 25% of the units received from JWG Liquidating Company and reserved by us for other corporate purposes are in fact issued for those purposes, resulting in a total of 11,400,000 outstanding units. We have also assumed that each person included in the table who owns options or warrants to purchase our common stock will agree to the cancellation thereof in connection with our planned merger with First Union, and as a result will be issued a portion of such reserved units based on his ownership.

                                               SHARES OF JWGENESIS      UNITS OF JWG         PERCENT OF
              NAME AND ADDRESS                   STOCK OWNED(1)      LIQUIDATING COMPANY   TOTAL UNITS(2)
---------------------------------------------  -------------------   -------------------   --------------
Marshall T. Leeds ...........................       1,163,171            1,223,285(3)           10.7%
  c/o JWGenesis Financial Corp.
  1117 Perimeter Center West, Suite 500E
  Atlanta, Georgia 30338

Joel E. Marks ...............................         532,473              560,946(4)            4.9%
  c/o JWGenesis Financial Corp.
  1117 Perimeter Center West, Suite 500E
  Atlanta, Georgia 30338

John A. Elway ...............................          38,557              563,557(5)            4.9%
  c/o JWGenesis Financial Corp.
  1117 Perimeter Center West, Suite 500E
  Atlanta, Georgia 30338

Managing members as a group (2 persons)......       1,695,644            1,784,231(6)           15.6%

------------------------

(1) Includes issued and outstanding shares only; does not include shares covered by options or warrants to purchase shares.

(2) All percentages will increase proportionally to the extent reserved units are not issued and are cancelled. In the event of any such cancellation, all shareholders receiving the special dividend will experience an identical proportionate increase in their percentage ownership of units.

(3) Includes 60,114 units assumed to be issued from the reserved amount based on his ownership of options to purchase 60,114 shares, in addition to the 1,163,171 units to be received as part of the special dividend.

(4) Includes 28,473 units assumed to be issued from the reserved amount based on his ownership of options to purchase 28,473 shares, in addition to the 532,473 units to be received as part of the special dividend.

(5) Includes 525,000 units assumed to be issued from the reserved amount based on his ownership of options to purchase 525,000 shares, in addition to the 38,557 units to be received as part of the special dividend.

(6) See Notes (3) and (4).

                              DESCRIPTION OF UNITS

    THE FOLLOWING DESCRIPTION OF THE RIGHTS AND RESTRICTIONS RELATING TO THE UNITS DOES NOT PURPORT TO BE COMPLETE. IT IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE AMENDED AND RESTATED CERTIFICATE OF FORMATION AND THE OPERATING AGREEMENT AND PLAN OF LIQUIDATION OF JWG LIQUIDATING COMPANY, WHICH ARE ATTACHED AS ANNEXES A AND B, RESPECTIVELY, TO THIS INFORMATION STATEMENT.

GENERAL

    JWG Liquidating Company has authority under its Amended and Restated Certificate of Formation and Operating Agreement and Plan of Liquidation to issue up to 12,000,000 units of membership interest. It cannot issue any other securities or rights that represent an ownership interest in its business. As a result, the owners of its units of membership interest are the owners of JWG Liquidating Company, and the units are analogous, as a matter of equity ownership, to shares of stock in a corporation. As discussed above, there are important differences between these units in a limited liability company and shares of stock in a corporation (including treatment for federal income tax purposes).

    In connection with its formation by us, JWG Liquidating Company entered into the Stock Transfer Agreement with us, pursuant to which it issued 11,400,000 units to us. These are the only units outstanding, and the requirements for JWG Liquidating Company to issue any additional units are stringent. It is not expected that any additional units will be issued.

LIMITED LIABILITY OF MEMBERS AND OTHER HOLDERS OF UNITS

    Pursuant to Delaware law, in general only JWG Liquidating Company itself is liable for its debts, obligations, and other liabilities, and a member or other holder of units of JWG Liquidating Company is not personally liable for such liabilities of JWG Liquidating Company solely by reason of his or her being a member or holder of units.

ALLOCATION OF PROFITS AND LOSSES; DISTRIBUTIONS

    All units will share equally in allocations of the profits and losses of JWG Liquidating Company, and are entitled to share equally in any distributions that the managing members may, in their discretion, declare out of sources legally available therefor. Holders of units will also be entitled to receive periodic ratable distributions of all cash received by JWG Liquidating Company in respect of its ownership of MVP.com stock in excess of a reasonable cash reserve, to be determined by the managing members, for the payment of costs and expenses anticipated to be incurred or to become due or payable by JWG Liquidating Company. Upon dissolution and following payment of all debts and liabilities of JWG Liquidating Company, the holders of units will be entitled to participate in a pro-rata distribution of all assets and property of JWG Liquidating Company based on the number of units held.

DISSOLUTION AND LIQUIDATION

    JWG Liquidating Company was formed with the expectation that it will be able to dissolve and effect a liquidating dissolution to its unitholders at the earliest occasion permissible. Under the terms of its governing documents, it will dissolve promptly upon the first to occur of any of the following events:

    - a sale or other disposition of all or substantially all of its assets, other than cash (which, as a practical matter, would require the prior approval of MVP.com);

    - the closing of an initial public offering by MVP.com and the expiration of any lock-up period required by the underwriters in that offering, or the occurrence of another event (unrelated to the formation of JWG Liquidating Company and the distribution of its units) that results in MVP.com becoming subject to the reporting requirements of the Securities Exchange Act of 1934;

    - the express written approval of MVP.com to a distribution of the MVP.com shares to the holders of units of JWG Liquidating Company; or

    - the tenth anniversary of the date of its formation; provided that the managing members may cause JWG Liquidating Company to continue for successive terms of one year each if, at the end of such ten-year term or successive one-year extension, no other event of dissolution has occurred.

    Until one of these events occurs, however, JWG Liquidating Company will have no ability to realize value for the benefit of the holders of units.

    At the time a liquidating distribution occurs, JWG Liquidating Company intends to use a method for dealing with any fractional shares of MVP.com stock that it determines to be fair and equitable at that time.

VOTING

    As discussed earlier, the business and affairs of JWG Liquidating Company are generally managed by its managing members. The holders of units who are admitted as a member of JWG Liquidating Company are entitled to one vote per unit on any issue submitted to a vote of the members. Holders of units who have not been admitted as a member of JWG Liquidating Company do not have voting rights. All persons who receive units directly from us (whether as part of the special dividend, or later as part of our issuance of reserved units) will be deemed admitted as members, and so will be able to vote as members the units they so received. Transferees of such persons will not automatically become members, although they will be recognized as "holders" of the units for all economic purposes if the transfer complies with the applicable transfer restrictions. See "--Non-Member Transferees" and "--Transfer Restrictions" on page 26.

    All matters on which members are entitled to act may be acted upon by members at special meetings or by written consent. Members holding a majority of the outstanding units will constitute a quorum for the transaction of business at any meeting of members, and, where a quorum is present, the affirmative vote of members holding a majority of the units held by members represented at such meeting will constitute an act of JWG Liquidating Company. Members holding a majority of the outstanding units held by members at the time of the subject vote may act on all matters by written consent, except for the removal of the managing members and the amendment of the Operating Agreement and Plan of Liquidation. An affirmative vote of members holding at least ninety percent (90%) of the outstanding units held by members at the time of the subject vote is required to remove the managing members. Further, the Operating Agreement and Plan of Liquidation may be amended only upon (a) the approval of any such amendment by the managing members; and (b) the affirmative vote of members holding a majority of the outstanding units held by members at the time of the subject vote; provided, however, that the affirmative vote of each member adversely affected is necessary to adopt any amendment that has the effect of reducing the rights or privileges of a member's units with respect to other units. Because Messrs. Leeds and Marks will own an aggregate of more than 10% of the outstanding units, they collectively will have the ability to prevent their removal as managing members.

TRANSFER RESTRICTIONS

    In general, no holder of units (other than JWGenesis with respect to the distribution of the special dividend and the reserved amount for corporate purposes) may assign, convey, sell, transfer, pledge, encumber, or in any way alienate all or any part of such holder's units or interests in units without the prior written consent of the managing members, which consent may be withheld in the sole discretion of the managing members. However, subject to certain requirements, a holder may:

    - transfer or assign units to his or her spouse, ancestors, lineal descendants, or siblings, or to a trust for the benefit of any such person; or

    - transfer or assign units upon the death, disability, or mental incompetence of such holder.

In addition, the managing members have determined, at our request, to approve and permit any record holder of our common stock who owns the stock as a nominee for the benefit of another person (including stock held in "street name") to transfer record ownership of any units received by such nominee to the name of such beneficial owner. A purported transferee of units in a transaction that does not comply with all applicable transfer restrictions will not be recognized by JWG Liquidating Company as a holder of the units, as a non-member transferee, or as having any other status of owner in the units or otherwise in JWG Liquidating Company. Any transferee will be subject to the same transfer restrictions.

NON-MEMBER TRANSFEREES

    Any transferee who receives units pursuant to a permitted transfer will be treated as a "non-member transferee", and not as a member, unless and until:

    - his or her ownership of units are registered with JWG Liquidating Company for recording on its membership list;

    - he or she executes a written agreement to indemnify and hold harmless JWG Liquidating Company and its other members from and against all liabilities, losses, costs, and expenses arising out of the transfer; and

    - upon the request by JWG Liquidating Company, he or she has paid the reasonable expenses incurred by JWG Liquidating Company and the managing members in connection with the admission of the non-member transferee as a member.

A non-member transferee is entitled to receive distributions from JWG Liquidating Company by virtue of being a holder of units, but will not have voting rights or any other right reserved to members under the Operating Agreement and Plan of Liquidation.

    A purported transferee of units in a transaction that does not comply with all applicable transfer restrictions will not be recognized by JWG Liquidating Company as a holder of the units, as a non-member transferee, or as having any other status of owner in the units or otherwise in JWG Liquidating Company.

NO CERTIFICATES

    No certificates representing the units are proposed to be issued to holders of units, in light of the substantial restrictions imposed on the transfer of units, and so no delivery of a certificate or other instrument is necessary to establish a shareholder's ownership of units paid as a dividend. After the record date for the special dividend, shareholders on that date will receive a letter indicating the number and percentage of outstanding units they own.

                      WHERE YOU CAN FIND MORE INFORMATION

    JWGenesis is subject to the information filing and reporting requirements of the Securities Exchange Act of 1934 and files reports, proxy statements, and other information with the Securities and Exchange Commission. You may read and copy any materials filed with the Securities and Exchange Commission at its public reference room in Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the SEC's public reference room by calling the SEC at (800)-SEC-0330. In addition, the SEC maintains an internet website at http://www.sec.gov that contains reports, proxy statements, and other information.

    Beginning not later than April 30, 2001, it is expected that JWG Liquidating Company LLC will be required to file annual, quarterly, and current reports, proxy and information statements, and other information with the SEC pursuant to the Securities Exchange Act of 1934. In that event, you will be able to review that information when filed at the SEC's Public Reference Room or on the SEC's website, as described above.

                                    ANNEX A
                              AMENDED AND RESTATED
                            CERTIFICATE OF FORMATION
                                       OF
                          JWG LIQUIDATING COMPANY LLC

    The undersigned, an authorized person of JWG Liquidating Company LLC, for the purpose of amending and restating in its entirety the certificate of formation of JWG Liquidating Company LLC, as filed on October 13, 2000 with the Delaware Secretary of State, pursuant to Section 18-208 of the Delaware Limited Liability Company Act, hereby certifies that the following is the Amended and Restated Certificate of Formation of JWG Liquidating Company LLC:

    FIRST: The name of the limited liability company (the "Company") is:

       JWG Liquidating Company LLC

    SECOND: The address of the registered office and the name and the address of the registered agent of the Company required to be maintained by Section 18-104 of the Delaware Limited Liability Company Act are:

       Corporation Service Company
       2711 Centerville Road, Suite 400
       County of New Castle
       Wilmington, Delaware 19808

    THIRD: The Managing Members of the Company are Marshall T. Leeds and
Joel E. Marks. A Managing Member may be removed only upon the affirmative vote of members holding at least ninety percent (90%) of the total number of outstanding membership interests ("Units") held by members at the time of the subject vote; PROVIDED, HOWEVER, that either of the Managing Members shall be entitled to appoint a successor to the other if the other shall resign or become disabled or deceased.

    FOURTH: Except as expressly provided herein or in the Company's Operating Agreement, no holder of Units may assign, convey, sell, transfer, pledge, encumber, or in any way alienate all or any part of such holder's Units or interests in Units without the prior written consent of the Managing Members, which consent may be withheld in the sole discretion of the Managing Members.

    Dated as of October 20, 2000.

                                                       /s/ JOEL E. MARKS
                                                       ----------------------------------------
                                                       Joel E. Marks
                                                       Vice Chairman
                                                       JWGenesis Financial Corp.

                                    ANNEX B

                          JWG LIQUIDATING COMPANY LLC
                              OPERATING AGREEMENT
                            AND PLAN OF LIQUIDATION
                                  DATED AS OF
                                OCTOBER 20, 2000

                               TABLE OF CONTENTS

                                                                           PAGE
                                                                         --------
ARTICLE I GENERAL......................................................      2

     1.1   Formation; Members..........................................      2
     1.2   Definitions.................................................      2
     1.3   Name........................................................      2
     1.4   Management..................................................      2
     1.5   Purpose of the Company......................................      2
     1.6   Offices.....................................................      3
     1.7   Term........................................................      3
     1.8   Conflict of Interest Transactions...........................      3

ARTICLE II AUTHORIZATION OF UNITS; STATUS OF MEMBERS...................      3

     2.1   Units.......................................................      3
     2.2   Unit Register; Registration of Transfer.....................      3
     2.3   Record Date.................................................      3
     2.4   Further Termination of JWG as a Member......................      4

ARTICLE III CAPITALIZATION; INITIAL ISSUANCE OF UNITS..................      4

     3.1   Capital Contributions.......................................      4
     3.2   No Interest on Contributions................................      4
     3.3   Loans.......................................................      4

ARTICLE IV INVESTMENT DISTRIBUTIONS....................................      4

           Operating Cash Flow and Disposition Proceeds Distribution         4
     4.1   Dates.......................................................
     4.2   Distributions of Operating Cash Flow........................      4
     4.3   Distributions of Disposition Proceeds.......................      4
     4.4   Distributions upon Dissolution..............................      4
     4.5   Withholding from Distributions..............................      4

ARTICLE V MANAGING MEMBERS.............................................      5

     5.1   Appointment of Managing Members.............................      5
     5.2   Powers of Managing Members..................................      5
     5.3   Duties of Managing Members; Limitation of Liability.........      6
     5.4   Other Activities of Managing Members........................      7
     5.5   Compensation of Managing Members............................      7
     5.6   Replacement of Managing Members.............................      7
     5.7   Requirement for Action......................................      7

ARTICLE VI POWERS, RIGHTS AND LIABILITIES OF HOLDERS...................      7

     6.1   Management..................................................      7
     6.2   No Withdrawals..............................................      7

ARTICLE VII MEETINGS OF MEMBERS; VOTING................................      8

     7.1   Special Meetings............................................      8
     7.2   Place of Meetings...........................................      8
     7.3   Notice of Meetings..........................................      8
     7.4   Meeting of All Members......................................      8
     7.5   Quorum......................................................      8

                                                                           PAGE
                                                                         --------
     7.6   Manner of Acting............................................      8
     7.7   Amendment...................................................      9
     7.8   Proxies.....................................................      9
     7.9   Action by Members without a Meeting.........................      9
     7.10  Waiver of Notice............................................      9

ARTICLE VIII TRANSFER AND ASSIGNMENT OF UNITS..........................      9

     8.1   General Prohibition.........................................      9
     8.2   Permitted Transfers.........................................      9
     8.3   Admission As A Member.......................................     10
     8.4   Non-Member Transferee.......................................     10
     8.5   Unauthorized Transfer.......................................     10

ARTICLE IX ACCOUNTING, BOOKS AND RECORDS...............................     11

     9.1   Accounting Methods; Fiscal Year.............................     11
     9.2   Books and Records...........................................     11
     9.3   Financial Reports and Tax Returns...........................     11
     9.4   General Information.........................................     11
     9.5   Tax Matters Partner.........................................     11
     9.6   Adjustment of Tax Basis.....................................     11

ARTICLE X PROFITS AND LOSSES...........................................     12

    10.1   Allocation of Profits and Losses............................     12
    10.2   Regulatory Allocations......................................     12
    10.3   Tax Items; Contributed and Revalued Property................     14

ARTICLE XI DISSOLUTION.................................................     14

    11.1   Events of Dissolution.......................................     14
    11.2   No Action for Dissolution...................................     14

ARTICLE XII LIQUIDATION................................................     15

    12.1   Liquidation.................................................     15
    12.2   No Further Claim............................................     15

ARTICLE XIII DEFINITIONS...............................................     15

    13.1   Definitions In General......................................     15
    13.2   Certain Definitions.........................................     16

ARTICLE XIV MISCELLANEOUS..............................................     19

    14.1   Applicable Law..............................................     19
    14.2   Notices.....................................................     19
    14.3   Entire Agreement............................................     19
    14.4   Tax Partnership; No Inference...............................     19
    14.5   Creditors Not Benefited.....................................     19
    14.6   Severability................................................     20
    14.7   Successors..................................................     20
    14.8   Counterparts................................................     20
    14.9   Section Headings............................................     20
    14.10  Time........................................................     20
    14.11  Usage.......................................................     20

                          JWG LIQUIDATING COMPANY LLC
                              OPERATING AGREEMENT
                            AND PLAN OF LIQUIDATION

    THIS OPERATING AGREEMENT AND PLAN OF LIQUIDATION (this "AGREEMENT") is made and entered into as of the 20thday of October, 2000, by and among JWG LIQUIDATING COMPANY LLC, a Delaware limited liability company (the "COMPANY"), JWGenesis Financial Corp., a Florida corporation ("JWG"), Marshall T. Leeds ("LEEDS") and Joel E. Marks ("MARKS"), together with any Person who is hereafter admitted as a Member pursuant to SECTION 8.3.

                              W I T N E S S E T H:

    WHEREAS, JWG has determined that it is in the best interest of JWG and its shareholders to distribute out of JWG the 1,236,379 shares of Series A Preferred Stock and 117,388 shares of Series C Preferred Stock of MVP.com, Inc., a Delaware corporation ("MVP") owned by JWG (collectively, the "MVP SHARES"), in part because of the potential tax benefits of making such a distribution at this time;

    WHEREAS, in connection with the Agreement and Plan of Merger between JWG and First Union Corporation dated August 31, 2000 (the "MERGER AGREEMENT"), JWG is required to dispose of the MVP Shares;

    WHEREAS, JWG's ownership of the MVP Shares is subject to the terms and conditions of an Amended and Restated Investor Rights Agreement, Amended and Restated Right of First Refusal and Co-Sale Agreement and Amended and Restated Voting Agreement, among MVP, JWG and the other investors named therein (collectively, the "INVESTOR AGREEMENTS");

    WHEREAS, the Investor Agreements restrict the ability of JWG to distribute the MVP Shares without the consent of MVP;

    WHEREAS, MVP will not consent to a distribution of the MVP Shares directly to JWG's shareholders because, among other reasons, such distribution would cause MVP to become a public company under applicable securities laws;

    WHEREAS, in light of the foregoing, JWG has decided to transfer the MVP Shares to the Company, with the understanding that the Company will distribute the MVP Shares (or the proceeds from their sale) to holders of its membership interests promptly after it is legally and contractually permitted to do so;

    WHEREAS, promptly after any such distribution of the MVP Shares (or the proceeds from their sale, together with any other assets of the Company), the Company shall take all necessary action to effectuate its complete liquidation and dissolution, including filing a certificate of cancellation of the Company with the Secretary of State of Delaware in order to terminate its existence except for the limited purposes provided by Delaware law;

    WHEREAS, the parties hereto have therefor formed JWG Liquidating Company LLC as a limited liability company pursuant to the Delaware Limited Liability Company Act, Del. Code Tit. 6, Section 18-101, ET SEQ. (the "ACT") for the specific purpose hereinafter provided; and

    WHEREAS, the parties desire to operate the Company as a partnership for U.S. federal income tax purposes;

    NOW, THEREFORE, for and in consideration of the foregoing premises, the mutual covenants and agreements contained in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby covenant and agree as follows:

                                   ARTICLE I
                                    GENERAL

    1.1 FORMATION; MEMBERS. The Members (as defined below) acknowledge that the Company was formed as a Delaware limited liability company on October 13, 2000 by the filing of the certificate of formation (the "FORMATION CERTIFICATE") by JWG (the "ORGANIZER"), pursuant to the Act. JWG, Leeds and Marks, together with all Persons who are hereafter admitted as a Member pursuant to Section 8.3 will constitute the members of the Company pursuant to the Act (individually, each a "MEMBER", and collectively, the "MEMBERS"). The Members hereby ratify and approve the Formation Certificate and the actions taken by the Organizer on behalf of the Company.

    1.2 DEFINITIONS. Certain capitalized terms not otherwise defined in the body of this Agreement are defined in Article XIII.

    1.3 NAME. The name of the Company is, and the business of the Company will be conducted under the name JWG Liquidating Company LLC, unless the Managing Members (as defined in SECTION 1.4) change the Company's name or implement a different trade name for the business of the Company. The Company will hold itself out to the public as a company in the process of liquidation and any Company name or trade name will so reflect.

    1.4 MANAGEMENT. The full and entire management of the business and affairs of the Company is vested in Leeds and Marks as Managing Members of the Company (the "MANAGING MEMBERS"), who have and may exercise all of the powers that the Company may exercise or perform. Except for situations in which the approval of the Members is expressly required by this Agreement or by nonwaivable provisions of applicable law, the Managing Members have full and complete authority, power, and discretion to manage and control the business, affairs, and properties of the Company, to make all decisions regarding those matters, whether or not in the ordinary course of business, and to perform any and all other acts or activities customary or incident to the management of the Company's business.

    1.5  PURPOSE OF THE COMPANY.  The purpose of the Company (the "BUSINESS") is
(i) to acquire from JWG the MVP Shares; (ii) to hold, preserve and ultimately dispose of, as expeditiously as permitted and practicable, the MVP Shares (including without limitation to distribute the MVP Shares, or the proceeds from a sale or sales thereof, to the Holders pursuant to this Agreement); (iii) to acquire and exercise all rights, privileges and entitlements of, and perform all duties as, a shareholder of MVP, including without limitation any and all rights and obligations of the Company (as contemplated under the Stock Transfer Agreement, dated the date hereof, between the Company, JWG and JWGenesis Financial Services, Inc. (the "TRANSFER AGREEMENT")) under the Investor Agreements, as each such document is thereafter amended; and (iv) to take all actions, including without limitation filing documents with, and otherwise complying with the requirements of, governmental bodies and other regulatory entities, necessary or advisable in the opinion of the Managing Members to effectuate or facilitate the resale or other distribution by JWG of the Units being issued to it pursuant to the Transfer Agreement. The Company may engage in other activities incidental to the Business as may be necessary or desirable, in the opinion of the Managing Members, to promote and carry out the Business. The Company may not engage in any activities or business not related or incidental to the Business.

    1.6 OFFICES. The mailing address of the principal office of the Company is 1117 Perimeter Center West, Suite 500E, Atlanta, Georgia 30338. The Company's initial registered office in the State of Delaware is located at 1013 Centre Road, Wilmington, County of New Castle, Delaware 129805, and the Company's initial registered agent at such address is Corporation Service Company. The Company may designate a different principal office, registered office, or registered agent for the Company. The Company may have additional offices at such other places as the Managing Members deem advisable.

    1.7 TERM. The Company commenced on the date of the filing of the Formation Certificate and will continue until the Company is dissolved and liquidated pursuant to ARTICLE XI and ARTICLE XII.

    1.8 CONFLICT OF INTEREST TRANSACTIONS. No transaction effected or proposed to be effected by the Company may be enjoined, set aside, or give issue to an award of damages or other sanctions, in an action by a Holder, or by or in the right of the Company, on the ground of a conflicting interest in the transaction of a Holder or any other Person with whom or which he or it has a personal economic or other association; PROVIDED, HOWEVER, that this SECTION 1.8 will not be construed to eliminate or limit the liability of any Holder for material loss or damage resulting from intentional misconduct, knowing violation of law, gross negligence, or a transaction from which such Person received a material personal benefit in violation or breach of the provisions of this Agreement or his or her obligations to the Company.

                                   ARTICLE II
                   AUTHORIZATION OF UNITS; STATUS OF MEMBERS

    2.1 UNITS. All membership interests in the Company, including a Holder's distributive share of the capital, profits, and losses of the Company and the right to receive distributions of other property from the Company, are as set forth in this Agreement. For certain purposes as indicated in this Agreement, all such membership interests are represented by units (such units being referred to herein as "UNITS"). The Company shall have one class of Units and the Units shall carry with them the rights to distributions and allocations as are more specifically set forth in this Agreement. The Company shall issue a maximum number of Twelve Million (12,000,000) Units.

    2.2  UNIT REGISTER; REGISTRATION OF TRANSFER.

        (a) The Company shall keep at its principal office a register for the recordation of issuances and transfers of Units. The name and address of each Member in his, her, or its capacity as the recordholder of one or more Units, and the name and address of each transferee of one or more Units, will be in such register. Prior to any transfer or assignment of a Unit permitted pursuant to ARTICLE VIII, the Person in whose name any Unit is registered will be deemed and treated as the owner thereof for all purposes hereof, and the Company will not be affected by any notice or knowledge to the contrary. A Person will not, by virtue of becoming a transferee of Units, become a Member unless such Person is admitted as a Member pursuant to SECTION 8.3.

        (b) Subject to the limitations on the transfer of Units set forth in
    ARTICLE VIII, the Company shall reflect on the Unit register of the Company transfers of Units by the transferring Holder in person or by power of attorney, upon receipt of a validly executed instrument duly evidencing the assignment of the Units assigned to the transferee, and only upon compliance with the provisions of this Agreement.

    2.3 RECORD DATE. For the purpose of determining Members entitled to notice of or to vote at any meeting of Members or any adjournment thereof, or Holders entitled to receive any distribution, or in order to make a determination of Holders or Members for any other purpose, the date on which notice of the meeting is mailed or the date on which the resolution declaring such distribution is adopted, as the case may be, will be the record date for such determination of Holders or Members. When a determination of Members entitled to vote at any meeting of Members has been made as provided in this SECTION 2.3, such determination will apply to any adjournment of such meeting.

    2.4 FUTURE AUTOMATIC TERMINATION OF JWG AS A MEMBER AND HOLDER. When and if JWG shall cease to own any Units (which is contemplated by the parties hereto as a result of JWG's plans to distribute, or to cancel if not so distributed, the Units initially being issued to it as provided in SECTION 3.1), then JWG shall immediately and automatically cease to be a Member and Holder.

                                  ARTICLE III
                   CAPITALIZATION; INITIAL ISSUANCE OF UNITS

    3.1 CAPITAL CONTRIBUTIONS. Pursuant to the terms of the Transfer Agreement, JWG has been issued the number of Units specified in the Transfer Agreement, in exchange for a capital contribution to the Company by JWG (the "CAPITAL CONTRIBUTION") of (a) $100,000 in cash; (b) the MVP Shares; and
(c) related rights under the Investor Agreements as set forth in the Transfer Agreement.

    No Member or Holder has any obligation to make any further capital contributions to the Company, or otherwise to invest any funds in, or make any loan or advance to, the Company.

    3.2 NO INTEREST ON CONTRIBUTIONS. No Member or Holder has any right or entitlement to receive interest on any Capital Contribution.

    3.3 LOANS. If the Managing Members determine that loans are necessary or appropriate in connection with the conduct of the Business, the Company may, but has no obligation to, grant to Holders the opportunity (but not the obligation) to participate in such loans on such basis as the Managing Members, in their sole discretion, determine. If the Company borrows money from any Holder pursuant to this SECTION 3.3, such loan will bear interest at a commercially reasonable rate. The Company shall pay all principal and interest of the loan payable pursuant to the terms thereof before making any distribution to the Holders under the provisions of this Agreement. If any funds are available for payment of amounts due pursuant to loans from Holders, but such funds are not adequate to pay all such amounts due in full, the Company shall make payment pro rata according to the respective amounts due (including both principal and interest) on all Holder loans. Except as otherwise provided in this Agreement, any Holder who lends money to the Company hereunder will be deemed a general creditor of the Company and not a Holder for the purpose of paying principal and interest of any such loan.

                                   ARTICLE IV
                            INVESTMENT DISTRIBUTIONS

    4.1 OPERATING CASH FLOW AND DISPOSITION PROCEEDS DISTRIBUTION DATES. The Company shall distribute all of its Operating Cash Flow and Disposition Proceeds to the Holders as soon as practicable after the receipt of such Operating Cash Flow and Disposition Proceeds.

    4.2 DISTRIBUTIONS OF OPERATING CASH FLOW. Prior to dissolution of the Company, the Company shall distribute one hundred percent (100%) of the Operating Cash Flow to the Holders of Units pro rata in accordance with the number of Units held by each such Holder.

    4.3 DISTRIBUTIONS OF DISPOSITION PROCEEDS. Prior to the dissolution of the Company, the Company shall distribute one hundred percent (100%) of the Disposition Proceeds to the Holders of Units pro rata in accordance with the number of Units held by each such Holder.

    4.4 DISTRIBUTIONS UPON DISSOLUTION. Upon the dissolution of the Company, the Company shall distribute the proceeds from the liquidation of its assets pursuant to SECTION 12.1.

    4.5 WITHHOLDING FROM DISTRIBUTIONS. The Company may withhold from distributions or with respect to allocations and pay over to any federal, state, or local government any amount required to be withheld pursuant to the Code or any provision of any other federal, state, or local law and may allocate any such amounts among the Holders in any manner that is in accordance with applicable law. All amounts withheld pursuant to the Code or any provision of any state or local tax law with respect to any payment, distribution, or allocation to the Company or to the Holders will be treated as amounts distributed to the Holders pursuant to this ARTICLE IV for all purposes of the Agreement.

                                   ARTICLE V
                                MANAGING MEMBERS

    5.1 APPOINTMENT OF MANAGING MEMBERS. Leeds and Marks, as Managing Members, exclusively shall manage the assets, affairs, and operations of the Company. Except as otherwise expressly provided herein, no Member other than the Managing Members may have any part in or interfere in any manner with the management or control of the Company, nor does any Member other than the Managing Members have any authority or right to act on behalf of the other Members or to bind the Company in connection with any matter, except as otherwise expressly provided herein.

    5.2 POWERS OF MANAGING MEMBERS. Except as otherwise expressly provided herein, all references herein to any action to be taken by the Company means action taken in the name of the Company and on its behalf by the Managing Members. Without limiting the generality of SECTION 1.4, but subject to the limitations imposed by this Agreement, the Investor Agreements and by any nonwaivable provision of applicable law, the Managing Members have the authority of a "manager" pursuant to the Act, including, without limitation, the authority to take the following actions on behalf of the Company:

        (a) To execute all agreements and other documents necessary to implement the purpose of the Company, to take such action as may be necessary to consummate the transactions contemplated thereby, and to make all reasonably necessary arrangements to carry out the Company's obligations in connection therewith;

        (b) To sell, exchange, or otherwise dispose of any portion of the assets of the Company;

        (c) To borrow money and incur other obligations;

        (d) To draw, make, accept, endorse, sign, and deliver any notes, drafts, or other negotiable instruments or commercial paper;

        (e) To deed as security, mortgage, pledge, or grant security interests in, or otherwise encumber, any assets of the Company;

        (f) To prepay, in whole or in part, refinance, recast, increase, modify, consolidate, or extend any security interest affecting any assets of the Company;

        (g) To establish, maintain, and draw upon checking, savings, and other accounts in the name of the Company in such bank or banks as the Managing Members may from time to time select, and to designate others to draw upon any such accounts;

        (h) To employ, fix the compensation of, oversee and discharge agents, servants, and other employees of the Company;

        (i) To compromise any claim or liability due to the Company;

        (j) To execute, acknowledge, or verify, and file any notifications, applications, statements, and other filings that the Managing Members consider necessary or desirable to be filed with any state or federal securities administrator or commission;

        (k) To make any tax elections to be made by the Company under Regulations section 1.703-1(b) (relating to tax elections made by partnerships);

        (l) To employ one or more trade names in the operation of the Company;

        (m) To execute, acknowledge, or verify, and deliver any and all instruments that the Managing Members consider necessary or desirable to effectuate any of the foregoing;

        (n) To acquire, vote, sell, exchange, assign, transfer, create security interests in, pledge, or otherwise dispose of, or otherwise exercise any and all rights and powers incident to the ownership of, the MVP Shares or other interests in MVP now or hereafter held by or in the name of the Company, including, without limitation, to execute any consent of shareholders, members, or partners, or other consents in respect of any such security or other interest; PROVIDED, HOWEVER, that any proposed action to be taken pursuant to this subparagraph (n) that is not otherwise expressly permitted under this Agreement may be taken by the Managing Members only upon the receipt by them of an opinion from legal counsel to the Company to the effect that such proposed action would not cause the Company to be deemed an "investment company" under the Investment Company Act of 1940, as amended (the "1940 ACT"), or, if the Company were otherwise deemed to be an "investment company", would not violate any provision thereof;

        (o) To take any and all actions, and to execute and deliver any and all instruments, that the Managing Members consider necessary or advisable to effectuate the provisions of the Transfer Agreement;

        (p) Other than the Units issued pursuant to the Transfer Agreement, to issue up to 600,000 additional Units, upon the unanimous vote of the Managing Members following the Company's receipt of a written notice from JWG that additional Units are required by it to accomplish a corporate purpose that has been expressly approved by the outside members of JWG's board of directors;

        (q) To do any or all of the foregoing, discretionary or otherwise, through agents selected by the Managing Members and compensated or uncompensated by the Company; and

        (r) To do any or all of the foregoing upon such other terms and conditions as the Managing Members, in their discretion, determine in good faith to be necessary, desirable, or appropriate, whether in the ordinary course of business or otherwise.

    Notwithstanding anything herein to the contrary, the Managing Members may not distribute to the Holders any or all of the MVP Shares unless and until
(1) MVP provides written authorization for such sale or transfer; or (y) MVP becomes subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "1934 ACT"). Furthermore, the Managing Members (x) will, pending distribution to the Holders, invest all Company assets (including the proceeds from any sale of MVP Shares) in cash, U.S. government securities, or certificates of deposit, and only for the purpose of preserving the value of the assets and not for speculation, and (y) will not place advertisements in the media promoting the Company.

    5.3 DUTIES OF MANAGING MEMBERS; LIMITATION OF LIABILITY. The Managing Members shall act in good faith and in the best interest of the Company and with such care as an ordinarily prudent Person in a like position would use under similar circumstances. A Managing Member shall have no liability to the Company or any Holder for any loss suffered by the Company or any Holder that arises out of any act or omission by either of the Managing Members, if the Managing Member performs his duty in compliance with the standard set forth in the immediately preceding sentence, except material loss or damage resulting from intentional misconduct, knowing violation of law, gross negligence, or a transaction from which the Managing Member received a material personal benefit in violation or breach of the provisions of this Agreement or its obligations to the Company. To the fullest extent permitted under Delaware law, the Company shall indemnify, defend, and hold each Managing Member harmless from, against and in respect of any liabilities, damages, losses, costs, or expenses incurred by the Managing Member as a result of any act or omission believed by the Managing Member in good faith to be within the scope of authority conferred upon him by this Agreement, provided such act or omission was not the result of intentional misconduct, knowing violation of law, gross negligence, or a transaction for which the Managing Member received a material personal benefit in violation or breach of the provisions of this Agreement or his obligations to the Company.

    5.4 OTHER ACTIVITIES OF MANAGING MEMBERS. The Members acknowledge that the Managing Members may be or may become in the future engaged or associated in such businesses and activities of any nature or description, independently or with others, as either may choose, without regard to whether any such business or activity is similar to or competitive with the Company. Neither the Company nor any of the Holders have any rights by virtue of this Agreement or any status as a Member and/or Holder in or to such independent businesses or activities or to the income or profits derived from such independent businesses or activities.

    5.5 COMPENSATION OF MANAGING MEMBERS. The Managing Members will not receive any salaries or other compensation for their service as such, unless a majority of the Members approve such compensation; PROVIDED, HOWEVER, that the foregoing does not limit the Managing Members' rights with respect to Units they may come to own as provided in this Agreement, or to reimbursement for expenses incurred by them in acting as a Managing Member.

    5.6 REPLACEMENT OF MANAGING MEMBERS. A Managing Member may be removed only upon the affirmative vote of Members holding at least ninety percent (90%) of the total number of Units held by Members at the time of the subject vote; PROVIDED, HOWEVER, that either of the Managing Members shall be entitled to appoint a successor to the other if the other shall resign or become disabled or deceased. Further, if at any time both Managing Members have resigned, become disabled or are deceased without a successor having been appointed, the principal legal counsel to the Company as of that time shall petition a court of competent jurisdiction to call a special meeting of Members, and the Members shall, by majority vote of the units then held by Members, elect a new Managing Member or Managing Members.

    5.7 REQUIREMENT FOR ACTION. The rights and powers of the Managing Members hereunder may be exercised by either of them acting alone, and such solo action shall be effective hereunder and for purposes of reliance by all other Persons as binding upon the Company. If there shall be a disagreement between the Managing Members with respect to any matter hereunder, the matter shall first be submitted for review by and consultation with legal counsel to the Company, and if no resolution is reached within ten (10) business days thereafter, the matter shall then be submitted for binding arbitration before and in accordance with the arbitration rules of the CPR Institute for Dispute Resolution ("CPR"). Arbitration proceedings shall be conducted by a single arbitrator selected by CPR from its list of securities law arbitrators.

                                   ARTICLE VI
                   POWERS, RIGHTS AND LIABILITIES OF HOLDERS

    6.1 MANAGEMENT. Except as expressly set forth in this Agreement, no Holder (other than the Managing Members) may take part in, or interfere in any manner with, the conduct or control of the Business, and no Holder (other than the Managing Members) has any right or authority to act or sign for, or to obligate the Company.

    6.2  NO WITHDRAWALS.

        (a) No Holder is at any time entitled to withdraw any capital of the Company, whether resulting from a Capital Contribution or otherwise, except to the extent that such Holder may be entitled to a distribution pursuant to the provisions of ARTICLE IV. The Holders have no right to demand and receive any property other than cash in respect of or in connection with any return of their Capital Contributions, and prior to the dissolution of the Company pursuant to ARTICLE XI, they shall have no rights to receive distributions, except pursuant to SECTION 4.2 and SECTION 4.3.

        (b) Notwithstanding the foregoing, the Company may cause a Holder to withdraw, if in the reasonable good faith judgment of the Managing Members, based upon the written advice of counsel to the Company, such Holder's interest is (i) likely to cause the Company's assets to be deemed "plan assets" for purposes of the regulations under the Employee Retirement Income Security Act of 1974, as amended, or the Company or any Holder is reasonably likely to be subject to any requirement to register under the Investment Company Act 1940, as amended; or (ii) likely to result in a significant delay, extraordinary expense, or material adverse effect on the Company or any of its affiliates. Upon such withdrawal, the Company shall issue a note to the withdrawing Holder with principal in the amount of the Holder's Capital Account, adjusted to the date of payment, and interest payable at the Prime Rate, compounded annually based on the then existing Prime Rate, on any unpaid principal amounts. All principal and interest on such promissory note will payable upon the dissolution of the Company. After issuance of such promissory note, the withdrawing Holder will cease to be a Holder and will have no rights of a Member and/or a Holder pursuant to this Agreement.

                                  ARTICLE VII
                          MEETINGS OF MEMBERS; VOTING

    7.1 SPECIAL MEETINGS. The Company may call special meetings of Members, for any purpose or purposes, unless otherwise prescribed by statute. The Company shall call a special meeting of the Members upon the written request of the Managing Members. The Members shall hold any such special meeting at such time and place and on the date specified in the notice of the meeting.

    7.2 PLACE OF MEETINGS. The Members may hold meetings of Members within or outside the State of Delaware.

    7.3 NOTICE OF MEETINGS. The Company shall give written notice of special meetings of Members stating the place, date, and hour of the meeting not less than ten (10) nor more than sixty (60) days before the date of the meeting, either personally or by mail, by or at the direction of the Managing Members or Person calling or requiring the call of the meeting, to each Member entitled to vote at such meeting. Notice of a meeting may be waived by an instrument in writing executed before or after the meeting. The waiver need not specify the purpose of the meeting or the business transacted. Attendance at such meeting in person or by proxy constitutes a waiver of notice thereof. Notice of any special meeting of Members must state the purpose or purposes for which the meeting is called.

    7.4 MEETING OF ALL MEMBERS. If all of the Members meet at any time and place, either within or outside of the State of Delaware, and consent to the holding of a meeting at such time and place, such meeting will be valid without call or notice, and at such meeting any lawful action may be taken.

    7.5 QUORUM. At all meetings of Members, Members holding a majority of the Units held by all Members constitute a quorum for the transaction of business. In the absence of a quorum at any such meeting, Members holding a majority of the Units held by Members represented at the meeting may adjourn the meeting from time to time for a period not to exceed sixty (60) days without further notice. If at the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting must be given to each Member of record entitled to vote at the meeting. At such adjourned meeting at which a quorum is present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. The Members present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal during such meeting of Members whose absence would cause less than a quorum to be present.

    7.6 MANNER OF ACTING. If a quorum is present, the affirmative vote of Members holding a majority of the Units held by Members represented at the meeting and entitled to vote is the act of the Members, unless the vote of a greater or lesser proportion or number is otherwise required by the Act, by the Formation Certificate, or by this Agreement. Unless otherwise expressly provided in this

Agreement or required under applicable law, Members who hold Units entitled to vote and who have an interest (economic or otherwise) in the outcome of any particular matter upon which the Members may be asked to vote or consent may vote or consent upon any such matter and their vote or consent, as the case may be, will be counted in the determination of whether the requisite matter was approved by the Members.

    7.7 AMENDMENT. In addition to specific requirements for Member action elsewhere in this Agreement, the Members may amend this Agreement upon (a) the approval of such amendment by the Managing Members; AND (b) the affirmative vote of Members holding a majority of the outstanding Units held by Members at the time of the subject vote; provided, however, that the affirmative vote of each Member adversely affected is necessary to adopt any amendment that has the effect of reducing the rights or privileges of a Member's Units with respect to other Units.

    7.8 PROXIES. At all meetings of Members, a Member may attend and vote in person or by proxy executed in writing by the Member or by a duly authorized attorney-in-fact. Such proxy must be delivered to the Company before or at the time of the meeting. No proxy is valid after eleven (11) months from the date of its execution, unless otherwise provided in the proxy.

    7.9 ACTION BY MEMBERS WITHOUT A MEETING. Action required or permitted to be taken at a meeting of Members may be taken without a meeting if the action is evidenced by one or more written consents describing the action taken, signed by the Members holding a majority of the Units held by Members, or such greater number as may be required to approve such action, and delivered to the Company for inclusion in the minutes or for filing with the Company records, with a copy of such consent transmitted to all Members within ten (10) days after such action becomes effective. Action taken under this SECTION 7.9 is effective when the requisite number of Members required to approve such action have signed the consent, unless the consent specifies a different effective date. The record date for determining Members entitled to take action without a meeting is the date the first Member signs a written consent.

    7.10 WAIVER OF NOTICE. When any notice is required to be given to any Member, a waiver thereof in writing signed by the person entitled to such notice, whether before, at, or after the time stated therein, is equivalent to the giving of such notice. Attendance in person at a meeting will constitute a waiver of notice thereof.

                                  ARTICLE VIII
                        TRANSFER AND ASSIGNMENT OF UNITS

    8.1 GENERAL PROHIBITION. Except as expressly provided in this Agreement, no Holder may assign, convey, sell, transfer, pledge, encumber, or in any way alienate all or any part of such Holder's Units or interests in Units without the prior written consent of the Managing Members, which consent may be withheld in the sole discretion of the Managing Members.

    8.2 PERMITTED TRANSFERS. Notwithstanding Section 8.1 above, without the consent of the Managing Members:

        (a) JWG may transfer any or all of the Units issued to it pursuant to the Transfer Agreement, in one or a series of transactions, to Persons who
    (i) are record or beneficial owners of shares of common stock of JWG;
    (ii) own derivative securities for the purchase or issuance of JWG's common stock; or (iii) are registered representatives of JWG or any of its affiliates.

        (b) A Holder may (i) transfer or assign all or any portion of such Holder's Units to any of the Holder's spouse, ancestors, siblings, or lineal descendants, or a trust for the benefit of any such Person, or
    (ii) transfer or assign all or a portion of such Holder's Units upon the death, disability or mental incompetence of such Holder (any of such transferees shall constitute an "AFFILIATE"), if and only if prior to such transfer being effective, such transferring Holder executes and submits to the Company a letter or other instrument specifying the terms of such transfer, so that the transfer may be registered with the Company. A transferee or assignee of Units pursuant to this SECTION 8.2 who is not otherwise a Member will not become a Member until such time as the assigned Units are recorded in the registry of the Company and the provisions of
    SECTION 8.3 are satisfied.

    8.3 ADMISSION AS A MEMBER. Any Person who is not otherwise a Member but who acquires Units from a Person other than the Company in a transfer permitted under SECTION 8.1 or SECTION 8.2, or any other provision of this Agreement (a "NON-MEMBER TRANSFEREE") will not, except upon compliance with the following requirements, become a Member:

        (a) the Non-Member Transferee's ownership of the Units must be registered pursuant to Section 2.2 of this Agreement;

        (b) the transferor and the Non-Member Transferee must have executed a written agreement, in form and substance reasonably satisfactory to the Managing Members, to indemnify and hold the Company and the other Members harmless from and against all liabilities, losses, costs, and expenses arising out of the transfer, including, without limitation, any liability arising by reason of the violation of any securities laws of the United States, any State of the United States, or any foreign country; and

        (c) upon request by the Company, the Non-Member Transferee must have paid the reasonable expenses incurred by the Company and the Managing Members in connection with the admission of the Non-Member Transferee to the Company.

    8.4 NON-MEMBER TRANSFEREE. Upon a transfer of Units permitted by this Agreement and until compliance with SECTION 8.3, (a) the transferor (if a Member) will cease to be a Member for all purposes of this Agreement if the transfer is of all Units of the transferor, and (b) until such time as the transferee becomes a Member pursuant to SECTION 8.3, the transferee will remain a Non-Member Transferee and will have the rights (as a Holder of the transferred Units) to receive distributions from the Company with respect to the transferred Units, but will not have any other rights of a Member pursuant to this Agreement or otherwise, including, without limitation, any rights to vote on any matter submitted to the Members for a vote. Such Non-Member Transferee will succeed to the Capital Account of the transferor Member.

    8.5  UNAUTHORIZED TRANSFER.

        (a) Any purported transfer of Units not expressly permitted by this
    ARTICLE VIII will be null and void and of no effect whatsoever; PROVIDED, HOWEVER, that (i) if a court of competent jurisdiction issues a final judgment requiring the Company to recognize such transfer, or (ii) if the Company in its sole discretion elects to recognize such transfer, the transferee will have only the rights of a Non-Member Transferee, as set forth in SECTION 8.3.

        (b) In the event of a transfer or purported transfer not permitted by this ARTICLE VIII, the transferor (or purported transferor) and the transferee (or purported transferee) shall indemnify and hold harmless the Company, the other Members, and the Managing Members from all cost, liability, and damage that any of such Persons may incur, including, without limitation, any incremental tax liability, or any professional fees and costs, as a result of such transfer or purported transfer and efforts to enforce this Agreement and this indemnity.

        (c) Notwithstanding any of the foregoing provisions of this
    ARTICLE VIII to the contrary, in no event shall the Company recognize in any manner any transfer made on an established securities market (as defined in Regulations section 1.7704-1(b)) or on a secondary market or the substantial equivalent thereof (as defined in Regulations section 1.7704-1(c)), and shall not treat the transferee as a Holder in such case.

                                   ARTICLE IX
                         ACCOUNTING, BOOKS AND RECORDS

    9.1 ACCOUNTING METHODS; FISCAL YEAR. The accounting for the Company will initially be in accordance with generally accepted accounting principles. The Managing Members may make any changes of accounting method that they deem advisable at any time and from time to time. The Company's "FISCAL YEAR" will be the calendar year, unless the Managing Members determine that another Fiscal Year is appropriate or unless another Fiscal Year is required by the Code.

    9.2 BOOKS AND RECORDS. The Company shall keep or cause to be kept, at the Company's expense, full, complete, and accurate books of account and other records showing the assets, liabilities, costs, expenditures, and receipts of the Company, the Capital Contributions of the Holders, Profits, Losses, items of income, gain, loss, and deduction, Operating Cash Flow, Distributable Proceeds, the respective Capital Accounts of the Holders, and such other matters as the Managing Members deem appropriate. Such books of account are the property of the Company, will be kept in accordance with the cash basis of accounting consistently applied, and will be open to the reasonable inspection and examination of the Members or their duly authorized representatives. The books of account will be maintained at the principal office of the Company.

    9.3 FINANCIAL REPORTS AND TAX RETURNS. As soon as practicable after the end of each Fiscal Year, the Company shall cause to be prepared a full and complete set of financial statements of the Company for such Fiscal Year, prepared in accordance with the cash basis of accounting consistently applied, audited by a certified independent accounting firm, as determined by the Managing Members. The Company shall also cause the preparation of the Company's income tax returns as soon as practicable after the end of the Fiscal Year, using reasonable efforts to cause such returns to be prepared within ninety
(90) days after the end of the Company's Fiscal Year. The Company shall deliver copies of such financial statements and Schedule K-1 of Form 1065 (or a comparable schedule) to the Holders as soon as practicable after they are completed after the end of each Fiscal Year.

    9.4 GENERAL INFORMATION. The Company shall keep all of the Members informed generally of the Company's transactions and shall furnish to the Members, from time to time as the Managing Members deem advisable, information regarding the activities and business of the Company.

    9.5 TAX MATTERS PARTNER. The Managing Members are hereby designated as the "tax matters partners", pursuant to Code section 6231 and the Regulations thereunder. The tax matters partners shall represent the Company in all federal income tax matters, and the Company shall hire such attorneys, accountants and other professionals at Company expense, as the tax matters partners deem necessary to defend the positions taken by the Company for federal income tax purposes.

    9.6 ADJUSTMENT OF TAX BASIS. If a transfer of Units occurs in accordance with the terms of this Agreement, upon the request of any Holder, the Company may, but will have no obligation to, elect, pursuant to Code section 754 (the "SECTION 754 ELECTION"), to adjust the tax basis of the Company's assets.

                                   ARTICLE X
                               PROFITS AND LOSSES

    10.1 ALLOCATION OF PROFITS AND LOSSES. After giving effect to the special allocations in SECTION 10.2 of this Agreement, the Company shall allocate Profits or Losses for each Fiscal Year or other period 100% to the Holders of Units pro rata in accordance with the relative number of Units held by each such Holder.

    10.2 REGULATORY ALLOCATIONS. The Members acknowledge that the Company intends to determine and allocate all items of income, gain, loss, deduction, or credit (or item thereof) consistently with the provisions of Code section 704(b). Accordingly, prior to making any allocation pursuant to
SECTION 10.1, the Company shall make the allocations set forth in this
SECTION 10.2 (the "REGULATORY ALLOCATIONS") in the following order and priority:

        (a) If a net decrease in Partnership Minimum Gain occurs during a Fiscal Year, determined pursuant to Regulations section 1.704-2(d), the Company shall allocate items of income and gain (as defined in Regulations section 1.704-2(f)(6) and 1.704-2(j)(2)) to the Holders for the Fiscal Year (and, if necessary, subsequent Fiscal Years) in the amounts and in the manner determined in accordance with Regulations section 1.704-2(f). The Members intend that this SECTION 10.2(A) comply with the minimum gain chargeback requirement in Regulations section 1.704-2(f) and that it shall be interpreted consistently therewith.

        (b) If a net decrease in Minimum Gain attributable to a Partner Nonrecourse Debt, determined pursuant to Regulations section 1.704-2(i)(3), occurs during a Fiscal Year, the Company shall allocate items of Company income and gain (as defined in Regulations section 1.704-2(j)(2)) to the Holders for the Fiscal Year (and, if necessary, subsequent Fiscal Years) in an amount and in the manner determined in accordance with Regulations section 1.704-2(i). The Members intend that this SECTION 11.2(B) comply with the minimum gain chargeback requirement in Regulations section 1.704-2(i) and that it shall be interpreted consistently therewith.

        (c) The Company shall allocate all Nonrecourse Deductions to the Holders pro rata in accordance with the number of Units held by each such Holder.

        (d) The Company shall allocate any Partner Nonrecourse Deductions to the Holder who bears the risk of loss with respect to the loan to which the deductions are attributable, pursuant to the provisions of Regulations section 1.704-2(i).

        (e) Any Losses or items of loss or deduction allocated to a Holder pursuant to ARTICLE X shall not exceed the maximum amount of such items that can be allocated without causing the Holder to have a negative Capital Account balance, after giving effect to the following adjustments:
    (i) debit to such Capital Account balance the items described in Regulations sections 1.704-1(b)(2)(ii)(d)(4), (5), and (6), and (ii) credit to such Capital Account balance the sum of (A) the amount of the Holder's share of Minimum Gain, (B) the amount that the Holder is obligated to restore to the capital of the Company, and (C) the amount that the Holder is deemed to restore pursuant to Regulations section 1.704-1(b)(2)(ii)(c)(1) and (2). The Company shall allocate all Losses or items of loss or deduction in excess of the limitations set forth in this SECTION 10.2(E) first to any Holders to whom the limitation in the preceding sentence does not apply, pro-rata in accordance with the number of Units held by each such Holder. Any Losses that the Company cannot allocate to any Holder as a result of the limitation set forth in this SECTION 10.2(E) shall be a Nonrecourse Deduction allocated pursuant to SECTION 10.2(C) of this Agreement.

        (f) In the event that any Holder unexpectedly receives any adjustments, allocations or distributions described in Regulations sections 1.704-1(b)(2)(ii)(d)(4), (5), or (6) that cause a deficit balance in such Holder's Capital Account, the Company shall allocate items of Company income and gain to that Holder in an amount and manner sufficient to eliminate the deficit balance as quickly as possible, provided that the Company shall make an allocation pursuant to this SECTION 10.2(F) only if and to the extent that a Holder would have a deficit Capital Account balance after the Company makes all other allocations provided for in this ARTICLE X as if this
    SECTION 10.2(F) were not in the Agreement. For purposes of any allocation pursuant to the preceding sentence, in determining any deficit balance in a Holder's Capital Account, the Company shall (i) reduce the Holder's Capital Account by expected adjustments, allocations or distributions described in Regulations sections 1.704-1(b)(2)(ii)(d)(4), (5), or (6), and
    (ii) increase the Holder's Capital Account by (A) the Holder's share of Minimum Gain, and (B) any amount that the Holder must restore to the deficit balance of such Holder's Capital Account or that Regulations section 1.704-1(b)(2)(ii)(c) deems the Holder to restore to the deficit balance of such Holder's Capital Account.

        (g) In the event that any Holder has a deficit balance in such Holder's Capital Account as of the end of any Fiscal Year in excess of the sum of
    (i) the amount such Holder is obligated to restore to the capital of the Company pursuant to any provision of this Agreement, or that such Holder is deemed to be obligated to restore pursuant to Regulations section 1.704-1(b)(2)(ii)(c)(1) and (2), and (ii) such Holder's share of Minimum Gain, then the Company shall allocate to each such Holder items of income and gain for such Fiscal Year and subsequent Fiscal Years, if necessary, in an amount and manner sufficient to eliminate as quickly as possible such Capital Account deficit. The Company shall make an allocation pursuant to this SECTION 10.2(G) if and only to the extent that such Holder would have such an excess deficit balance in such Holder's Capital Account after the Company tentatively has made all other allocations pursuant to this ARTICLE X as if SECTION 10.2(F) and this SECTION 10.2(G) were not in this Agreement.

        (h) To the extent that the Company makes an election pursuant to Code section 754 and SECTION 9.6 hereof, the amount of any adjustment to the adjusted tax basis of any Company asset pursuant to Code section 734(b) or 743(b) that is required, pursuant to Regulations section 1.704-1(b)(2)(iv)(m), to be taken into account in determining Capital Accounts, shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases the basis of the asset) and the gain or loss shall be specially allocated to the Holders in a manner consistent with the manner in which their Capital Accounts are required to be adjusted pursuant to such Regulations section.

        (i) The Company intends that the Regulatory Allocations comply with certain requirements of the Regulations. The Company also intends that, to the extent possible, the Company offset all Regulatory Allocations either with other Regulatory Allocations or with special allocations pursuant to this SECTION 10.2(I). Therefore, notwithstanding any other provisions of this ARTICLE X (other than the Regulatory Allocations), the Company shall make such offsetting special allocations in whatever manner it determines appropriate so that, after it makes the offsetting allocations, each Holder's Capital Account balance is, to the extent possible, equal to the Capital Account balance the Holder would have had if the Regulatory Allocations were not part of the Agreement and the Company allocated all items pursuant to the remaining sections of this ARTICLE X. In exercising its discretion pursuant to this SECTION 10.2(I), the Company shall take into account future Regulatory Allocations under SECTION 10.2(C) or 10.2(D) that, although not yet made, are likely to offset other Regulatory Allocations previously made under SECTION 10.2(A) or 10.2(B). The parties acknowledge that pursuant to this SECTION 10.2(I), if the Company has allocated Losses or items of deduction or loss pursuant to the penultimate sentence of
    SECTION 10.2(E), the Company shall thereafter allocate items of income and gain to Holders in such amounts and in such proportions to offset to the extent possible such prior allocations of Losses or items of deduction or loss.

    10.3  TAX ITEMS; CONTRIBUTED AND REVALUED PROPERTY.

        (a) Except as provided in SECTION 10.3 of this Agreement, any allocation to a Holder of a portion of the Profits, Losses, or items of income, gain, loss, or deduction for a Fiscal Year is deemed to be an allocation to that Holder of the same proportionate part of each item of income, gain, loss, deduction, or credit that is earned, realized, or available by or to the Company for federal income tax purposes.

        (b) For federal income tax purposes, any income, gain, loss, or deduction with respect to property contributed by a Holder to the Company that has a fair market value different from its adjusted basis for federal income tax purposes is allocated among the Holders in accordance with Code section 704(c) and the Regulations section 1.704-3, using any method prescribed in Regulations section 1.704-3 determined by the Managing Members. With respect to any Company asset that is revalued pursuant to the terms of this Agreement, subsequent allocations of income, gain, loss, and deduction with respect to the asset shall take into account any variation between the adjusted basis of such asset for federal income tax purposes and its fair market value at the time of revaluation in the same manner as under Code section 704(c) and Regulations section 1.704-3, using any method prescribed therein as determined by the Managing Members.

                                   ARTICLE XI
                                  DISSOLUTION

    11.1 EVENTS OF DISSOLUTION. The Company shall dissolve promptly upon the first to occur of any of the following events (each, an "Event of Dissolution"):

        (a) a sale or other disposition of all or substantially all of the Company's assets, other than cash;

        (b) the closing of an initial public offering of any equity securities of MVP and the expiration of any lock-up period required by the underwriters in such offering, or the occurrence of another event (unrelated to the formation of the Company and the distribution of its Units) that results in MVP becoming subject to the reporting requirements of the 1934 Act;

        (c) the express written approval of MVP to a distribution of the MVP Shares to non-affiliates of the Company; or

        (d) The tenth (10th) anniversary of the date the Formation Certificate was filed; PROVIDED, HOWEVER, that the Managing Members may cause the Company to continue for successive terms of one (1) year each if, at the end of such ten-year term or successive one-year extension, as the case may be, no other Event of Dissolution shall have occurred.

    11.2 NO ACTION FOR DISSOLUTION. The Holders acknowledge that the Company will suffer irreparable damage (on account of a premature liquidation of the Company's assets, loss of goodwill and reputation, and other factors) if any Member seeks to dissolve, terminate, or liquidate the Company, by litigation or otherwise. The Holders further acknowledge that the Formation Certificate and this Agreement have been carefully prepared to provide fair treatment of all parties and equitable payments in liquidation of the Units of all Holders, and that the Members entered into this Agreement (and all Holders of Units will be deemed to have acquired all Units) with the intention that the Company continue until dissolved and liquidated in accordance with the terms of this Agreement. Accordingly, each Holder hereby waives and renounces any right to dissolve, terminate, partition, or liquidate the Company, or to obtain the appointment of a receiver or trustee to liquidate the Company, or to obtain partition of Company assets, except as specifically set forth in this Agreement.

                                  ARTICLE XII
                                  LIQUIDATION

    12.1  LIQUIDATION.

        (a) Upon the dissolution of the Company, the Company immediately shall commence to wind-up its affairs. A reasonable period of time will be allowed for the orderly termination of the Company's business, the discharge of its liabilities, and the distribution or liquidation of its remaining assets so as to enable the Company to minimize the normal losses attendant to the liquidation process. The Managing Members shall take a full accounting of the assets and liabilities of the Company and shall furnish a written statement thereof to each Holder within a reasonable period after dissolution. The Managing Members shall conduct, or shall designate a liquidating trustee to conduct, the liquidation of the Company, including, without limitation, the preparation of the accounting and statement.

        (b) In the event of a dissolution on account of a sale or other disposition of all or substantially all of the Company's assets other than cash, and payment of a portion of the proceeds from the sale or disposition is deferred through the Company receiving a purchase money note or otherwise, the Company will not be finally liquidated until the deferred portion of the purchase price is collected in full (or deemed worthless by the Company), and the Company will not be required to distribute the indebtedness representing the deferred portion of the purchase price to the Holders. If following a sale of all or substantially all of the Company's assets, the Company reacquires title to all or a portion of the assets, by foreclosure, sale under power of sale, deed in lieu thereof or otherwise, the Company will be reformed and reinstated on the terms contained in this Agreement, notwithstanding the prior dissolution under ARTICLE XI.

        (c) The Company shall apply its property and assets and the proceeds from the liquidation thereof in the following order of priority:

           (i) payment of the debts and liabilities of the Company incurred in accordance with the terms of this Agreement, including, without limitation, any debts to any Member or Holder, and payment of the expenses of liquidation;

           (ii) establishment of reserves as the Managing Members or any liquidating trustee may deem reasonably necessary for any contingent or unforeseen liabilities or obligations of the Company or any obligation or liability not then due and payable; PROVIDED, HOWEVER, that any unspent balance of the reserves will be distributed in the manner hereinafter provided when deemed reasonably prudent by the Managing Members or liquidating trustee; and

           (iii) distribution to the Holders of Units pro-rata with respect to the Units held by each such Holder.

    12.2 NO FURTHER CLAIM. Except as expressly provided in this Agreement, each Holder shall look solely to the assets of the Company for the return of any investment of such Holder in the Company (including Capital Contributions and loans from a Holder to the Company), and no Holder will have any liability or obligation to the Company or to any other Holder to repay any unreturned Capital Contributions or loans made by any Holder to the Company.

                                  ARTICLE XIII
                                  DEFINITIONS

    13.1 DEFINITIONS IN GENERAL. This ARTICLE XIII sets forth the definitions of certain terms used in this Agreement. Terms defined elsewhere in this Agreement have for all purposes of this Agreement the meanings set forth elsewhere in this Agreement.

    13.2 CERTAIN DEFINITIONS. For purposes of this Agreement, the following terms have the meanings set forth in this Section 13.2.

        (a) "ACCOUNTING PERIOD" means any period (i) beginning with the later of
    (A) the date of this Agreement or (B) the close of an Accounting Period and
    (ii) ending with the earlier of (A) the close of a Fiscal Year of the Company, (B) a variation of the Holders' interests in the Company, or
    (C) any other period for which the Managing Members determine that a closing of the books of the Company is appropriate.

        (b) "CAPITAL ACCOUNT" shall mean, with respect to any Holder, the account maintained by the Company for the Holder in accordance with the following provisions:

           (i) The Company shall credit to each Holder's Capital Account
       (A) the Holder's Capital Contributions, (B) the Holder's distributive share of Profits and any items in the nature of income or gain that the Company specially allocates pursuant to ARTICLE X of this Agreement, and
       (C) the amount of any Company liabilities that the Holder assumes or that any Company property distributed to the Holder secures.

           (ii) The Company shall debit to each Holder's Capital Account
       (A) the amount of cash and the Gross Asset Value of property other than cash distributed to the Holder pursuant to ARTICLE IV or SECTION 12.1(C) of this Agreement, (B) the Holder's distributive share of Losses and any items in the nature of expenses or losses that the Company specially allocates pursuant to ARTICLE X of this Agreement, and (C) the amount of the Holder's liabilities that the Company assumes or that any property contributed by the Holder to the Company secures.

           (iii) In the event that a Holder transfers all or a portion of such Holder's Units in accordance with the terms of this Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent that the Capital Account relates to the transferred Units.

           (iv) In determining the amount of any liability for purposes of computing a Holder's Capital Account, the Company shall take into account Code section 752(c) and any other applicable provisions of the Code and Regulations.

       The Company intends that the foregoing provisions and the other provisions of this Agreement relating to the maintenance of Capital Accounts comply with Regulations section 1.704-1(b), and the Company shall interpret and apply such provisions in a manner consistent with such Regulations.

        (c) "CODE" means the Internal Revenue Code of 1986, as amended.

        (d) "DEPRECIATION" means for each Accounting Period or other period, an amount equal to the depreciation, amortization, or other cost recovery deduction allowable for federal income tax purposes with respect to an asset for the Accounting Period; PROVIDED, HOWEVER, that if the Gross Asset Value of an asset differs from that asset's adjusted basis for federal income tax purposes at the beginning of an Accounting Period, Depreciation will be an amount that bears the same ratio to the beginning Gross Asset Value of such asset as the federal income tax depreciation, amortization, or other cost recovery deduction for such Accounting Period bears to the beginning adjusted tax basis of such Accounting Period; PROVIDED, FURTHER, that if the federal income tax depreciation, amortization, or other cost recovery deduction for such period is zero, the Managing Members shall determine Depreciation with reference to such beginning Gross Asset Value using a reasonable method selected by the Managing Members.

        (e) "DISPOSITION PROCEEDS" means at any time, the excess of (i) all cash received by the Company other than dividends received in respect of the Company's ownership of the MVP Shares ("MVP DIVIDENDS"), over (ii) an amount that the Managing Members determine to be a reasonable reserve for the payment of costs and expenses incident to the purposes of the Company which are anticipated to be incurred, or to become due and payable, or both, in the future and for which anticipated future MVP Dividends sufficient to pay the costs and expenses at the time they become due and payable may not be received by the Company.

        (f) "FISCAL YEAR" means the Company's annual accounting period required for federal income tax purposes.

        (g) "GROSS ASSET VALUE" with respect to any Company asset means the value placed on the asset in connection with the maintenance of Capital Accounts and is that asset's adjusted basis for federal income tax purposes except as follows:

           (i) The initial Gross Asset Value of assets contributed to the capital of the Company by a Member is the gross fair market value of the contributed assets on the date of contribution.

           (ii) The Company shall increase or decrease the Gross Asset Value of Company assets to reflect any adjustments to the adjusted basis of the assets pursuant to Code section 734(b) or 743(b), but only to the extent that Company must take the adjustments into account in determining Capital Accounts pursuant to Regulations section 1.704-1(b)(2)(iv)(m); PROVIDED, HOWEVER, that the Company shall not adjust the Gross Asset Values of Company assets pursuant to this paragraph to the extent that the Company determines that an adjustment pursuant to paragraph (iii) below is appropriate in connection with a transaction that would otherwise result in an adjustment pursuant to this paragraph;

           (iii) The Company shall adjust the Gross Asset Value of all Company assets to equal their respective gross fair market values upon the occurrence of any of the following events: (A) the acquisition of additional Units by any new or existing Holder in exchange for more than a DE MINIMIS capital contribution; (B) the distribution by the Company to a Holder of more than a DE MINIMIS amount of Company assets as consideration for all or a portion of a Holder's Units; and, (C) the liquidation of the Company within the meaning of Regulations section 1.704-1(b)(2)(ii)(g);

           (iv) The Company shall adjust the Gross Asset Value of any Company asset by any Depreciation taken into account with respect to such Company asset for purposes of computing Profits and Losses; and,

           (v) The Company shall adjust the Gross Asset Value of any Company asset distributed to any Holder to the gross fair market value of the asset on the date of distribution.

       For purposes of this definition, the Managing Members in their sole discretion shall determine the fair market value of Company assets or the method of determining such fair market value.

        (h) "HOLDER" means any Member or Non-Member Transferee.

        (i) "MINIMUM GAIN" means the sum of Partnership Minimum Gain and Partner Nonrecourse Debt Minimum Gain. A Holder's share of Minimum Gain is the sum of its share of Partnership Minimum Gain and Partner Nonrecourse Debt Minimum Gain.

        (j) "NONRECOURSE DEBT" means Partnership Nonrecourse Debt and Partner Nonrecourse Debt.

        (k) "NONRECOURSE DEDUCTIONS" has the meaning specified in, and will be determined in accordance with, Regulations section 1.704-2(b)(1).

        (l) "OPERATING CASH FLOW" means at any time, the excess of (i) MVP Dividends, over (ii) an amount that the Managing Members determine to be a reasonable reserve for the payment of costs and expenses incident to the purposes of the Company which are anticipated to be incurred, or to become due and payable, or both, in the future and for which anticipated future MVP Dividends sufficient to pay the costs and expenses at the time they become due and payable may not be received by the Company.

        (m) "PARTNER NONRECOURSE DEBT" has the meaning specified in Regulations section 1.704-2(b)(4).

        (n) "PARTNER NONRECOURSE DEBT MINIMUM GAIN" has the meaning specified in, and will be determined in accordance with, Regulations section 1.704-2(i)(3).

        (o) "PARTNER NONRECOURSE DEDUCTIONS" has the meaning specified in, and will be determined in accordance with, Regulations section 1.704-2(i)(2).

        (p) "PARTNERSHIP MINIMUM GAIN" has the meaning specified in, and will be determined in accordance with, Regulations sections 1.704-2(b)(2) and 1.704-2(d).

        (q) "PARTNERSHIP NONRECOURSE DEBT" means any Company liability described in Regulations section 1.704-2(b)(3) that is not a Partner Nonrecourse Debt.

        (r) "PERSON" means an individual, partnership, joint venture, association, corporation, trust, or any other legal entity.

        (s) "PRIME RATE" means, at the time any determination thereof is to be made, the fluctuating per annum rate of interest then most recently reported in THE WALL STREET JOURNAL as the "Prime Rate" and if reported as a range, the interest rate shall be the mid-point of the range.

        (t) "PROFITS" or "LOSSES" means the Company's taxable income or loss determined in accordance with Code section 703(a) for each of its Accounting Periods, with the following adjustments:

           (i) The Company shall (A) add to its taxable income or loss any of its income that is exempt from federal income tax and not otherwise taken into account in computing Profits or Losses, and (B) subtract from its taxable income or loss any expenditures under Code section 705(a)(2)(B) (or treated as such an expenditure pursuant to Regulations section 1.704-1(b)(2)(iv)(i)) and not otherwise taken into account in determining Profits or Losses.

           (ii) If the Company adjusts the Gross Asset Value of any Company asset pursuant to paragraph (ii), (iii), or (iv) of the definition of Gross Asset Value, the Company shall take into account the amount of such adjustment as gain or loss from the disposition of such asset for purposes of computing Profits or Losses.

           (iii) The Company shall compute gain or loss resulting from any disposition of any Company asset with respect to which the Company recognizes gain or loss for federal income tax purposes by reference to the Gross Asset Value of the Company asset disposed of, notwithstanding that the adjusted tax basis of such Company asset differs from its Gross Asset Value.

           (iv) In lieu of the depreciation, amortization, and other cost recovery deductions taken into account in computing such taxable income or loss, the Company shall take into account Depreciation for such Accounting Period.

           (v) For purposes of computing Profits or Losses, to the extent that, as a result of a distribution to a Holder other than in liquidation of all of the Holder's Units, Regulations section 1.704-1(b)(2)(iv)(m)(4) requires an adjustment to the adjusted tax basis of any Company asset pursuant Code section 734(b) or Code section 743(b) to be taken into account in determining a Holder's Capital Account, the Company shall treat the amount of the adjustment as an item of gain (to the extent the adjustment increases the tax basis of the asset) or loss (to the extent the adjustment decreases the tax basis of the asset) from the disposition of the asset.

           (vi) Notwithstanding any other provision of this definition, in computing Profits or Losses, the Company shall not take into account any items of income, gain, expense, or loss that it specially allocates pursuant to ARTICLE X. The Company shall use rules analogous to those set forth in this definition to determine the amount items of income, gain, deduction or loss available for allocation pursuant to ARTICLE X.

        (u) "REGULATIONS" means Income Tax Regulations promulgated by the U.S. Department of Treasury under the Code, as such Regulations may be amended from time to time (including corresponding provisions of succeeding Regulations).

                                  ARTICLE XIV
                                 MISCELLANEOUS

    14.1 APPLICABLE LAW. This Agreement will be governed by, construed under, and enforced and interpreted in accordance with, the laws of the State of Delaware.

    14.2 NOTICES. Any notices required by this Agreement must be in writing and will be deemed to have been duly given if (a) delivered in person, (b) if mailed postage prepaid, by certified or registered mail with return receipt requested, (c) if transmitted by facsimile (with confirmation by regular U.S.
Mail), or (d) if sent by Federal Express or other nationally recognized overnight courier service or overnight express US Mail, postage prepaid, (x) to a Holder at the address shown on the books and records of the Company, or
(y) to the Company at the address of its initial principal office. The Company or any Holder may change its address for notice purposes by giving written notice of its new address to the Company and the other Holders in the manner prescribed by this SECTION 14.2. Notices personally delivered or transmitted by facsimile are deemed to have been given on the date so delivered or transmitted, notices mailed are deemed to have been given on the date three (3) business days after the date posted, and notices sent in accordance with (d) above are deemed to have been given on the next business day after delivery to the courier service or US Mail (in time for next day delivery).

    14.3 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties and supersedes any prior understanding or agreement between them respecting the subject matter of this Agreement.

    14.4 TAX PARTNERSHIP; NO INFERENCE. The Members intend that the Company be taxable as a partnership for federal income tax purposes. Certain of the definitions contained in this Agreement are a derivative of or refer to applicable partnership provisions of the Code and Regulations. In no event shall any such definition or any reference to any such provision give rise to an inference that the Company is not a limited liability company pursuant to the Act.

    14.5 CREDITORS NOT BENEFITED. Nothing contained in this Agreement is intended or will be deemed to benefit any creditor of the Company or of any Holder, and no creditor of the Company is entitled to require the Company or the Holders to solicit or accept any Capital Contribution for the Company or to enforce any right which the Company or any Holder may have against any Holder under this Agreement or otherwise.

    14.6 SEVERABILITY. If any provision of this Agreement is held illegal or unenforceable, such provision is absolutely and completely severable from all other provisions of this Agreement, and such other provisions constitute the agreement of the Members with respect to the subject matter of this Agreement.

    14.7 SUCCESSORS. Subject to the provisions of this Agreement imposing limitations and conditions upon the transfer, sale, or other disposition of the Units, all the provisions of this Agreement inure to the benefit of and are binding upon the heirs, successors, legal representatives, and assigns of the parties hereto.

    14.8 COUNTERPARTS. This Agreement may be executed in counterparts, each of which will for all purposes be deemed an original, and all of such counterparts will together constitute one and the same agreement.

    14.9 SECTION HEADINGS. Section and other headings contained in this Agreement are for reference purposes only and are in no way intended to define, interpret, describe, or limit the scope, extent, or intent of any provision of this Agreement.

    14.10  TIME.  Time is of the essence of this Agreement.

    14.11 USAGE. All pronouns used in this Agreement include the neuter, masculine, and feminine genders, and all words imparting the singular number hereunder include the plural number, and vice versa, as the context requires.

    IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first set forth above.

                                                                      "INITIAL MEMBER"

                                                       JWGENESIS FINANCIAL CORP.

                                                       By:  /s/ JOEL E. MARKS
                                                            -----------------------------------------
                                                            Joel E. Marks
                                                            Vice Chairman and Chief Operating Officer

                                                                          "COMPANY"

                                                       JWG LIQUIDATING COMPANY LLC

                                                       By:  /s/ JOEL E. MARKS
                                                            -----------------------------------------
                                                            Joel E. Marks
                                                            A Managing Member

                                                                      "MANAGING MEMBER"

                                                       /s/ MARSHALL T. LEEDS
                                                       ---------------------------------------------
                                                       Marshall T. Leeds

                                                                      "MANAGING MEMBER"

                                                       /s/ JOEL E. MARKS
                                                       ---------------------------------------------
                                                       Joel E. Marks

                                     [LOGO]

                             INFORMATION STATEMENT
                               -----------------

                         SPECIAL DIVIDEND CONSISTING OF
                       INDIRECT INTEREST IN MVP.COM STOCK
                               ------------------

OUR INFORMATION AGENT FOR THE SPECIAL DIVIDEND AND ITS DISTRIBUTION IS D. F. KING & CO., INC. ANY QUESTIONS OR REQUESTS FOR ASSISTANCE OR ADDITIONAL COPIES OF THE INFORMATION STATEMENT MAY BE DIRECTED TO THE INFORMATION AGENT AT THE FOLLOWING TELEPHONE NUMBER AND ADDRESS:

                             D. F. King & Co., Inc.
                                77 Water Street
                            New York, New York 10005

                                 By Telephone:
                                 (800) 549-1685

                            Banks and Brokers call:
                                 (212) 425-1685

    Shareholders may contact their broker, dealer, commercial bank, trust company, or other nominee for assistance concerning this matter. Shareholders may also contact us through our Investor Relations Department as follows:

                           JWGenesis Financial Corp.

980 N. Federal Highway
                               Suite 210
                               Boca Raton, Florida 33432
                               Attention: Margo Vuicich
                               (561) 338-2721

                                October 25, 2000